As filed with the Securities and Exchange Commission on November 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Abivax SA

(Exact name of registrant as specified in its charter)

France	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Abivax SA

7-11 boulevard Haussmann

76009 Paris

France

+33 (0) 1 53 83 09 63

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

1015 15th Street, N.W., Suite 1000

Washington, D.C. 20005

+1 (202) 572-3133

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Divakar Gupta	Alain Decombe
Marc Recht	Vianney Toulouse
Ryan Sansom	Dechert (Paris) LLP
Minkyu Park	22 rue Bayard
Cooley LLP	75008 Paris
55 Hudson Yards	France
New York, NY 10001	+33 1 57 57 80 00
+1 212 479 6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Registration Statement of Abivax SA, or the Registrant, contains:

•

a base prospectus which covers the offering, issuance and sale by the Registrant of the securities identified below from time to time in one or more offerings, which together shall have an aggregate initial offering price not to exceed $350,000,000; and

•

an equity distribution agreement prospectus supplement covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $150,000,000 (which amount is included in the $350,000,000 aggregate offering price set forth in the base prospectus) of the Registrant’s American Depositary Shares representing ordinary shares that may be issued and sold under the Equity Distribution Agreement, dated November 19, 2024, between the Registrant and Piper Sandler & Co., or the Equity Distribution Agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The equity distribution agreement prospectus supplement immediately follows the base prospectus. Upon termination of the Equity Distribution Agreement or suspension or termination of the equity distribution agreement prospectus supplement, any amounts included in that prospectus supplement that remain unsold will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Equity Distribution Agreement, the full $350,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2024

PROSPECTUS

$350,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Warrants to Purchase Ordinary Shares or American Depositary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $350,000,000 of our ordinary shares, including ordinary shares represented by American Depositary Shares, or ADSs, as well as warrants to purchase ordinary shares or ADSs. These securities may be offered individually or in any combination.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. Other than any securities sold in connection with a rights offering, we will only sell securities pursuant to this prospectus for which preferential subscription rights shall have been waived by our shareholders in accordance with French law. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on the Nasdaq Global Market under the symbol “ABVX.” On November 15, 2024, the last reported sale price of the ADSs on the Nasdaq Global Market was $9.50 per ADS. Our ordinary shares are listed on Euronext Paris under the symbol “ABVX.” On November 15, 2024, the closing price of our ordinary shares on Euronext Paris was €8.71 per ordinary share. Each ADS represents the right to receive one ordinary share, and the ADSs may be evidenced by American Depositary Receipts, or ADRs. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. There is currently no market through which warrants may be sold, and purchasers may not be able to resell warrants purchased under this prospectus. This may affect the pricing of any warrants in the secondary market, the transparency and availability of trading prices, the liquidity of the warrants and the extent of issuer regulation. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F and any other reports or documents incorporated by reference into this prospectus. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Owning our securities may subject you to tax consequences both in France and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of France, many of the members of our board of directors and experts named in this prospectus are residents of France or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ordinary shares represented by ADSs, and warrants to purchase ordinary shares or ADSs, either individually or in combination, in one or more offerings, with a total aggregate offering price of up to $350,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer, has authorized any person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but you should refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated in this prospectus, “Abivax,” “the Company,” “our Company,” “we,” “us” and “our” refer to Abivax SA and its consolidated subsidiary, taken as a whole.

In this prospectus, references to “euro” or “€” are to the legal currency of the countries of the European Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement or free writing prospectus. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage biotechnology company focused on developing therapeutics that harness the body’s natural regulatory mechanisms to stabilize the immune response in patients with chronic inflammatory diseases. Our lead drug candidate, obefazimod, is currently being evaluated in the following:

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Ulcerative Colitis: Phase 3 clinical trials for the treatment of adults with moderately to severely active ulcerative colitis, or UC, are ongoing, which we refer to as ABTECT. On August 6, 2024, we announced that our ABTECT trial surpassed the 600-patient enrollment milestone, therefore confirming that the trial is currently on pace to reach full enrollment in early first quarter of 2025. Top-line results from the ABTECT 8-week induction trial are expected in the early second quarter of 2025, with the 44-week maintenance data read-out expected during the first quarter of 2026. To date, participants’ baseline characteristics and trial trends are in line with observations from the Phase 2b trial.

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Crohn’s Disease: We have cleared the Investigational New Drug application for a Phase 2 trial of obefazimod in Crohn’s disease, or CD, and initiated a Phase 2b clinical trial of obefazimod in patients with CD in October of 2024 with the 12-week induction data read-out expected in the second half of 2026.

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Combination Therapy: Formal process evaluating oral and injectable combination therapy candidates with obefazimod in UC has commenced. Preclinical data to support decision-making on combination agent is expected in the fourth quarter of 2024.

In addition, we have launched a research and development program to generate new potential drug candidates to strengthen our intellectual property portfolio on the miR-124 platform and to identify additional drug candidates from our proprietary small molecule library that includes additional miR-124 enhancers. We expect to announce a follow-on drug candidate selection in a new indication in the fourth quarter of 2024.

Corporate Information

We were incorporated as a société anonyme (limited liability company) on December 4, 2013 and registered at the Paris Trade and Company Register on December 27, 2013 for a period of 99 years until December 22, 2112, subject to extension or early dissolution, under the number 799 363 718. Our principal executive offices are located at 7-11 boulevard Haussmann 75009 Paris, France, and our telephone number is +33 (0) 1 53 83 09 63. We have one wholly owned subsidiary, Abivax LLC, a Delaware limited liability company, formed on March 20, 2023.

Our agent for service of process in the United States is CT Corporation System, 1015 15th Street, N.W., Suite 1000, Washington, D.C. 20005.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.abivax.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus is not part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2028 or until such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering of our ADSs.

We may choose to take advantage of some but not all of these exemptions. For example, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under IFRS, as issued by the IASB, we have irrevocably elected not to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB. Since IFRS make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, and warrants to purchase ordinary shares or ADSs, either individually or in any combination, with a total aggregate offering price of up to $350,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 20-F as updated by our subsequent filings including our Reports on Form 6-K that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and in the section titled “Operating Results” incorporated by reference from our interim financial reports furnished on Form 6-K with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” “will,” and “would,” or the negative of these and similar expressions, identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the prospects of attaining, maintaining and expanding marketing authorization for our drug candidates;

•	the potential attributes and clinical advantages of our drug candidates;

•	the initiation, timing, progress and results of our preclinical and clinical trials (and those conducted by third parties) and other research and development programs;

•	the timing of the availability of data from our clinical trials;

•	the timing of and our ability to advance drug candidates through clinical development;

•	the timing or likelihood of regulatory meetings and filings;

•	the timing of and our ability to obtain and maintain regulatory approvals for any of our drug candidates;

•	our ability to identify and develop new drug candidates from our preclinical studies;

•	our ability to develop sales and marketing capabilities and transition into a commercial-stage company;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to enter into strategic relationships or partnerships;

•

our ability to obtain, maintain, protect and enforce our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	our expectations regarding our cash requirements;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

•	the impact of government laws and regulations;

•	our competitive position;

•

unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, warfare (such as the Russia-Ukraine war and the Israel-Hamas war), and terrorist attacks; and

•	other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions, in accordance with applicable law and regulations and existing shareholders delegations of authority, at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the Nasdaq Global Market or any other organized market where such securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales through an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ADSs sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ADSs or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

General

We were incorporated as a société anonyme (limited liability company) on December 4, 2013 and registered at the Paris Trade and Company Register on December 27, 2013 for a period of 99 years until December 22, 2112, subject to extension or early dissolution, under the number 799 363 718. Our corporate purpose in France and abroad includes the research, development and marketing of therapeutic and prophylactic vaccines and small therapeutic molecules that primarily have applications in the anti-infective field, as set forth in Article 4 of our by-laws. We may participate, by any means, directly or indirectly in any operations that may be related to our purpose through the creation of new companies, contribution, subscription or purchase of company securities or rights, merger or otherwise, creation, acquisition, leasing, management lease of any businesses or establishments. Our principal executive offices are located at 7-11 boulevard Haussmann, 75009 Paris, France, and our telephone number is +33 (0) 1 53 83 09 63.

The following description of our by-laws and share capital does not purport to be complete and is qualified in its entirety by reference to our by-laws as of the date of this prospectus. Copies of our by-laws may be obtained from the Trade and Company Registry (Greffe du Registre du Commerce et des Sociétés) of Paris, France or our corporate headquarters and are filed as an exhibit to this registration statement of which this prospectus forms a part.

Share Capital

Share Capital History

As of June 30, 2024, our share capital amounted to €629,328.18 and is divided into 62,932,818 ordinary shares of €0.01 par value each after taking into account:

	Number of Shares	Par Value	Amount of Paid Up Capital
		(€)	(€)
Ordinary Shares	62,932,818	0.01	€629,328.18

Total	62,932,818	0.01	€629,328.18

All of the shares are fully subscribed and paid. As of the date of this prospectus, we have not issued securities that do not represent our share capital.

The table below shows the changes in our share capital over the last three years.

Date	Type of operation	Prior Share Capital (€)	Premium (€)	Number of shares created	Total number of shares after issuance	Nominal value (€)	Share capital after transaction (€)	Issue price per share (€)
18/10/2021	Exercise of BCE-2018-1	167,097.25	8,950	1,000	16,710,725	0.01	167,107.25	8.96
20/10/2021	Exercise of BCE-2016-1	167,107.25	22,245.42	2,994	16,713,719	0.01	167,137.19	7.44
20/10/2021	Exercise of BCE-2018-5	167,137.19	25,005.12	3,416	16,717,135	0.01	167,171.35	7.33
25/10/2021	Exercise of BCE-2018-1	167,171.35	8,950	1,000	16,718,135	0.01	167,181.35	8.96
25/10/2021	Exercise of BCE-2017-5	167,181.35	11,130	1,000	16,719,135	0.01	167,191.35	11.14
30/11/2021	Exercise of BCE-2018-2	167,191.35	187,950	21,000	16,740,135	0.01	167,401.35	8.96
21/12/2021	Exercise of BCE-2018-2	167,401.35	214,048.20	23,916	16,764,051	0.01	167,640.51	8.96
08/03/2022	Exercise of BCE-2018-5	167,640.51	2,444.88	334	16,764,385	0.01	167.643,85	7.33
30/05/2022	Exercise of BSA-2014-3	167.643,85	0	18,800	16,783,185	0.01	167,831.85	0.01
07/09/2022	Capital increase through issue of new shares	167,831.85	46,175,500	5,530,000	22,313,185	0.01	223,131.85	8.36
20/01/2023	Exercise of BCE-2014-4	223,131.85	0	18,400	22,331,585	0.01	223,315.85	0.01
01/03/2023	Capital increase through issue of new shares	223,315.85	129,800,000	20,000,000	42,331,585	0.01	423,315.85	6.50
10/05/2023	Exercise of BSA-2014-3	423,315.85	0	16,400	42,347,985	0.01	423,479.85	0.01
06/06/2023	Exercise of BSA-2018-KREOS-A	423,479.85	488,786.40	67,887	42,415,872	0.01	424,158.72	7.21
06/06/2023	Exercise of BSA-2018-KREOS-b	424,158.72	338,830.24	31,696	42,447,568	0.01	424,475.68	10.70
19/06/2023	Exercise of BCE-2014-2	424,475.68	0	100,000	42,547,568	0.01	425,475.68	0.01
12/09/2023	Exercise of BSA-2014-3	425,475.68	0	16,400	42,563,968	0.01	425,639.68	0.01
14/09/2023	Exercise of BSA-2014-3	425,639.68	0	16,400	42,580,368	0.01	425,803.68	0.01
24/10/2023	Capital increase through issue of new shares	425,803.68	223,173,990	20,325,500	62,905,868	0.01	629,058.68	10.99
20/11/2023	Exercise of BSA-2014-5	629,058.68	0	22,950	62,928,818	0.01	629,288.18	0.01
22/04/2024	Exercise of BCE-2017-5	629,288.18	11,130	1,000	62,929,818	0.01	629,298.18	11.14
23/04/2024	Exercise of BCE-2017-5	629,298.18	11,130	1,000	62,930,818	0.01	629,308.18	11.14
11/06/2024	Exercise of BCE-2017-5	629,308.18	11,130	1,000	62,931,818	0.01	629,318.18	11.14
13/06/2024	Exercise of BCE-2017-5	629,318.18	11,130	1,000	62,932,818	0.01	629,328.18	11.14
11/07/2024	Definitive allocation of free shares	629,328.18	0	344,107	63,276,925	0.01	632,769.25	0.00
05/09/2024	Definitive allocation of free shares	632,769.25	0	17,728	63,294,653	0.01	632,946.53	0.00

Shareholders’ Meetings and Voting Rights (Articles 12, 22, 23, 24, 25 and 26 of the By-Laws)

General

In accordance with the French Commercial Code (Code de Commerce), there are three types of shareholders’ meetings: ordinary, extraordinary and special.

Ordinary shareholders’ meetings are required to elect, replace or remove directors, appoint independent statutory auditors, approve the annual financial statements, approve share repurchase programs, declare dividends or authorizing dividends to be paid in shares and approve regulated agreements. In addition, pursuant to AMF recommendation, French listed companies may be required to conduct a consultation of the Ordinary Shareholders Meeting prior to the disposal of the majority of their assets, under certain conditions.

Extraordinary shareholders’ meetings are required for approval of matters such as amendments to our by-laws, including amendments required in connection with extraordinary corporate actions (i.e., changing our name, corporate purpose or registered office, increasing or decreasing our share capital and creating a new class of equity securities (ordinary or preferred shares)). Shareholders’ rights may be modified as allowed by French law. Only the extraordinary shareholders’ meeting is authorized to amend any and all provisions of our by-laws. It may not, however, increase shareholder commitments without the prior approval of each shareholder.

Special meetings of holders of a certain category of shares or of securities giving access to our share capital are required for any modification of the rights relating to such categories of shares. The resolutions of the shareholders’ meeting modifying these rights are effective only after they have been approved by the relevant special meeting.

Special Voting Rights of Warrant Holders

Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including founder’s share warrants (BCEs), are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

Shareholders’ Meetings

Our Board convenes an annual ordinary shareholders’ meeting for the approval of the annual financial statements. This meeting is held within six months of the end of each fiscal year. This period may be extended by an order of the President of the French Commercial Court (Tribunal de Commerce) at the request of the Board. The Board may also convene an ordinary or extraordinary shareholders’ meeting upon proper notice at any time during the year.

If the Board fails to convene a shareholders’ meeting at the shareholders’ request, our statutory auditors may call the meeting. In the event of bankruptcy, the liquidator or court-appointed agent may also call a shareholders’ meeting. In addition, any of the following may request the President of the French Commercial Court to appoint an agent to convene the shareholders’ meeting: one or several shareholders holding at least 5% of our share capital, any interested party in cases of urgency, the workers council in cases of urgency or duly qualified associations of shareholders who have held their shares in registered form for at least two years and who together hold a minimum number of the voting rights of our share capital. Shareholders holding a majority of the share capital or voting may also convene a shareholders’ meeting after the filing of a public offer or sale of a controlling interest in our share capital.

Shareholders’ meetings shall be chaired by the chairperson of the Board or, in his or her absence, by a Deputy chairperson or by a director elected for this purpose. Failing that, the meeting itself shall elect a chairperson. Vote counting shall be performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

Notice of Shareholders’ Meeting

We are subject to French law requirements in relation to notice of shareholders’ meetings and announce shareholders’ meetings at least 35 days in advance by means of a preliminary notice published in the Bulletin des annonces légales obligatoires (BALO), as well as on our website at least 21 days prior to the meeting. At least 15 days prior to the date set for a shareholders’ meeting, or ten days if it is a second call, we must publish a final notice in accordance with French law requirements. In addition to the particulars relative to us, the final notice indicates, notably, the meeting’s agenda and the draft resolutions that will be presented. The requests for recording of issues or draft resolutions on the agenda must be addressed to the Company under the conditions provided for in the current legislation.

In general, shareholders can only take action at shareholders’ meetings on matters listed on the agenda for the meeting. As an exception to this rule, shareholders may take action, among other things, with respect to the dismissal of directors, even if these actions have not been included on the agenda. The Board must submit properly proposed resolutions to a vote of the shareholders. When a shareholder submits a blank proxy form without naming a representative, his vote is deemed to be in favor of the resolutions (or amendments) proposed or recommended by the Board and against all others. As of the date of the publication of the final notice of a meeting but no later than four business days before the shareholders’ meeting, any shareholder may submit written questions to the Board relating to the agenda for the meeting. The Board must respond to these questions during the meeting. A common answer can be given to several questions if they have the same content or bear on the same topic. The answer to a written question is deemed to have been given insofar as it is published on our website in a section devoted to questions and answers.

Agenda and Conduct of Annual Shareholders’ Meetings.

The agenda of the shareholders’ meeting shall appear in the notice to convene the meeting and is set by the author of the notice. The shareholders’ meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors which may be put to vote by any shareholder during any shareholders’ meeting. Pursuant to French law and our current share capital, one or more shareholders representing 5% of our share capital may request the inclusion of items or proposed resolutions on the agenda. Such request must be received at the latest on the 25th day preceding the date of the shareholders’ meeting, and in any event no later than the 20th day following the date of the convening notice to the shareholders’ meeting.

Attendance and Voting at Shareholders’ Meetings

Ownership of one share implies, ipso jure, adherence to our by-laws and the decision of the shareholders’ meeting.

The voting rights attached to equity or dividend shares are proportional to the percentage of the share capital they represent. Each share entitles the holder to one vote.

However, a double voting right compared to that conferred to other shares with regard to the percentage of share capital they represent is allocated to all fully paid-up ordinary shares with proof of being held in registered form by the same owner for at least two (2) years. Under French law, treasury shares or ordinary shares held by entities controlled by us are not entitled to voting rights and do not count for quorum purposes. Purchasers of ADSs or ordinary shares in an offering under this prospectus, in the open market or in subsequent offerings will be unlikely to meet the requirements to have double voting rights attach to any ordinary shares held by them.

In order to participate in any general meeting, shareholders are required to have their shares registered under the conditions and time limits provided for the applicable laws before such general meeting in their name or in the name of an intermediary registered on their behalf, either in the registered shares shareholder account or in the bearer shares shareholder account.

Proxies and Votes by Mail or Videoconference

In general, all shareholders who have properly registered and fully paid their shares or duly presented a certificate from their accredited intermediary may participate in shareholders’ meetings. Shareholders may participate in shareholders’ meetings either in person, by proxy or by mail or by videoconference or by any means of telecommunications in accordance with applicable regulations, if the Board provides for such possibility when convening the meeting.

Proxies are sent to any shareholder upon request. In order to be counted, such proxies must be received at our registered office, or at any other address indicated on the notice convening the meeting, prior to the date of the meeting. A shareholder may grant proxies to his or her spouse, civil partner, to another shareholder or to any other person (individual or legal) of his/her/its choice. A shareholder that is a corporation may grant proxies to a legal representative. A shareholder who is a non-resident of France may be represented at a shareholders’ meeting by an intermediary registered under the conditions set forth by French law. Alternatively, the shareholder may send a blank proxy to us without nominating a representative.

With respect to votes by mail, we will send shareholders a voting form. The completed form must be returned to us at least three days prior to the date of the shareholders’ meeting. The final date for returning votes by mail is disclosed in the notice of meeting published in accordance with French law requirements. Under our by-laws, shareholders’ meetings by means of telecommunications permitting their identification are possible if the Board so determines in the preliminary or final notice of the meeting. Shareholders voting by proxy, mail, authorized intermediary or, if provided for in the preliminary or final notice of the meeting by any means of telecommunications permitting them to be identified, will be considered to be present at the meeting for the computation of the quorum and the majority.

A shareholder who has voted by correspondence will no longer be able to participate directly in the meeting or to be represented. In the case of returning the proxy form and the voting by correspondence form, the proxy form is taken into account, subject to the votes cast in the voting by correspondence form.

Quorum

For an ordinary shareholders’ meeting to be quorate, one-fifth of the holders of shares entitled to voting rights must be present in person or vote by mail or by proxy or by authorized intermediary or by any means of telecommunication permitting their identification. An extraordinary shareholders’ meeting is quorate if one-fourth of the holders of shares entitled to voting rights are present or vote by mail or by proxy or by authorized intermediary or by any means of telecommunication. As an exception, an extraordinary shareholders’ meeting deciding upon a share capital increase by capitalization of reserves, profits or share premium has the same quorum requirement as an ordinary shareholders’ meeting.

If the requirements for a quorum are not satisfied, the meeting is adjourned. When an adjourned ordinary shareholders’ meeting is resumed, there is no quorum requirement. Extraordinary shareholders’ meetings require a quorum of one-fifth of the holders of shares entitled to voting rights. If a quorum is not present, the reconvened meeting may be adjourned for a maximum of two months. No deliberation by the shareholders may take place without a quorum. For special meetings of holders of a certain class of shares, the quorum requirement is one-third of the certain class of shares entitled to voting rights for the meeting convened on the first call. Should the special meeting be reconvened, the quorum requirement is one-fifth of the certain class of shares entitled to voting rights for the meeting.

Majority

A simple majority of shareholders may pass a resolution at either an ordinary shareholders’ meeting or an extraordinary shareholders’ meeting deciding upon a share capital increase by capitalization of reserves, profits or share premium. At any other extraordinary shareholders’ meeting, a two-thirds majority of the shareholder votes cast is required. A unanimous shareholder vote is required to increase shareholders’ liabilities. Abstention from voting by those present either in person or by means of telecommunications if provided for by the by-laws, or those represented by proxy or voting by mail is counted as a vote against the resolution submitted to a shareholder vote. In general, each shareholder is entitled to one vote per share at any shareholders’ meeting. Under the French Commercial Code, shares of a company held by it or by entities controlled directly or indirectly by that company are not entitled to voting rights and do not count for quorum or majority purposes.

Financial Statements and Other Communications with Shareholders

In connection with the annual ordinary shareholders’ meeting, we must provide or make available to any shareholder a set of documents including, among other things, our annual report, the annual and consolidated accounts, the statutory auditors’ reports and a draft of the meeting’s resolutions.

The chairperson of the Board is required to deliver a special report to the annual ordinary shareholders’ meeting regarding the composition of the Board, the representation of men and women in its composition, the status of the preparation and organization of the work of the Board, the status of the internal control procedures that we have implemented, including those in connection with the treatment of the accounting and financial statements and principles and rules that it establishes to determine management compensation and benefits. French law requires that a special report be provided annually to the ordinary shareholders’ meeting regarding stock options authorized and/or granted by the company.

Rights, Preferences and Restrictions Attaching to Ordinary Shares (Articles 7, 11, 30, 31 and 32 of the By-Laws)

Dividends

We only distribute dividends out of our “distributable profits,” plus any amounts filed in its reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required by French law or our by-laws. “Distributable profits” consist of our net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law or our by-laws.

Legal Reserve

Under French law, we are required to allocate 5% of our net income for each fiscal year, after reduction for losses carried forward from previous years, if any, to a legal reserve fund until the amount in the legal reserve is equal to 10% of the aggregate nominal value of the share capital. The legal reserve subject to this requirement may only be used to offset losses when other reserves cannot be used and, in particular, may not be distributed to shareholders until our liquidation. As of December 31, 2023, our legal reserve was €0.

Approval of Dividends

Shareholders may decide in an ordinary shareholders’ meeting, upon proposal of the Board, to allocate all or part of the distributable profits to special or general reserves, to carry them forward to the following fiscal year as retained earnings, or to allocate them to the shareholders as dividends. Dividends may be paid in cash or as shares upon the option of the shareholders if such option is granted at the annual ordinary shareholders’ meeting.

If we have earned distributable profits since the end of the preceding fiscal year, as reflected in an interim income statement certified by its auditors, the Board may distribute interim dividends to the extent of the distributable profits for the period covered by the interim income statement before approval of the annual financial statements. Subject to French law, the Board may declare interim dividends paid in cash without obtaining shareholder approval. For interim dividends paid in shares, prior authorization by an ordinary shareholders’ meeting is required.

Distribution of Dividends and Timing of Payment

In principle, dividends are distributed to shareholders pro rata according to their respective shareholdings.

Timing of Payment

Under French law, we must pay any dividends within nine months of the end of our fiscal year, unless otherwise authorized by an order of the President of the French Commercial Court. Dividends on shares that are not claimed within five years of the date of declared payment revert to the French State.

In the case of interim dividends, distributions are made to shareholders on the date set by our Board during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an annual shareholders’ meeting or by our Board in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

Shareholders may be granted an option to receive dividends in cash or in shares, in accordance with legal conditions. The conditions for payment of dividends in cash shall be set at the shareholders’ meeting or, failing this, by the Board.

Increases in Share Capital

Our share capital may only be increased by obtaining the approval of the shareholders at an extraordinary shareholders’ meeting upon the recommendation of the Board. The decision to increase share capital through increases in the nominal value of existing shares requires unanimous approval at an extraordinary shareholders’ meeting. The decision to increase share capital through the capitalization of reserves, profits and/or share premiums must be submitted to an extraordinary shareholders’ meeting applying the quorum and majority requirements applicable to ordinary shareholders’ meetings. In the case of an increase in share capital in connection with the payment of a share dividend the voting and quorum procedures of an ordinary shareholders’ meetings apply. All other share capital increases require the approval of an extraordinary shareholders’ meeting. See “—Shareholders’ Meetings and Voting Rights (Articles 6, 12 and 22 of the By-Laws)” above.

Increases in our share capital may be effected by:

•	issuing additional shares;

•	increasing the par value of existing shares;

•	creating a new class of equity securities; and

•	exercising the rights attached to securities giving access to the share capital.

Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

•	in consideration for cash;

•	in consideration for assets contributed in kind;

•	through an exchange offer;

•	by conversion of previously issued debt instruments;

•	by capitalization of profits, reserves or share premium; and

•	subject to certain conditions, by way of offset against debt incurred by us.

Subject to certain conditions, shareholders may delegate the authority (délégation de compétence) or the powers (délégation de pouvoirs) to carry out certain increases in our share capital to the Board following approval at an extraordinary shareholders’ meeting. The Board may further sub-delegate this right to the Chief Executive Officer.

Reduction in Share Capital

Under French law, any reduction in our share capital requires approval of the shareholders at an extraordinary shareholders’ meeting. The share capital may be reduced either by decreasing the nominal value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of the shares.

Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise. As a general matter, reductions of capital occur pro rata among all shareholders, except (i) in the case of a share buyback program, or a public tender offer to repurchase shares, where such a reduction occurs pro rata only among tendering shareholders and (ii) in the case where all shareholders unanimously consent to a non-pro-rata reduction. In any case, we must not own more than 10% of our outstanding share capital. The extraordinary shareholders’ meeting may authorize the buy-back program for a period not exceeding 18 months. In addition, we may not cancel more than 10% of our outstanding share capital over any 24-month period.

Preferential Subscription Rights

According to French law, existing shareholders have preferential subscription rights to these securities on a pro rata basis if we issue certain kinds of additional securities. These preferential subscription rights require us to give priority treatment to existing shareholders. The rights entitle the individual or entity that holds them to subscribe to an issue of any securities that may increase our share capital by means of a cash payment or a settling of cash debts. Subscription rights are transferable during a period starting two days prior the opening of the subscription period (or, if such day is not a business day, the preceding trading day) and ending two days prior the closing of the subscription period (or, if such day is not a business day, the preceding trading day).

A two-thirds majority of the shares entitled to vote at an extraordinary shareholders’ meeting may vote to waive preferential subscription rights with respect to any particular offering or a portion of that offering. French law requires that the Board and our statutory auditors present reports that specifically address any proposal to waive preferential subscription rights. In the event of a waiver, the issue of securities must be completed within the period prescribed by French law. The shareholders may also decide at an extraordinary shareholders’ meeting to give existing shareholders a non-transferable priority right to subscribe to such new securities during a limited period of time. Shareholders also may notify us that they wish to waive their own preferential subscription rights with respect to any particular offering if they so choose.

In the event of a share capital increase without preferential subscription rights to existing shareholders through a public offering, the price of the shares issued may, by delegation of the extraordinary shareholders’ meeting, be freely set by the Board.

Form, Holding and Transfer of Shares (Articles 10 and 11 of the By-Laws)

Form of Shares

Our by-laws provide that the shares once fully paid may be held in registered or bearer form at the option of the shareholder, subject to applicable laws. Shares not fully paid must be nominal.

Holding of Shares

In accordance with French law, shareholders’ ownership rights are represented by book entries instead of share certificates. Shares issued are registered in individual accounts opened by us or any authorized intermediary, in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

Any owner of our shares may elect to have its shares held in registered form and registered in its name in an account currently maintained by Uptevia, 12 place des Etats-Unis, CS 40083, 92549 Montrouge Cedex, France for and on our behalf or held in bearer form and recorded in its name in an account maintained by an accredited financial intermediary, such as a French broker, bank or other authorized financial institution. Any shareholder may, at its expense, change from one form of holding to the other. Both methods are operated through Euroclear. In addition, according to French law, shares held by any non-French resident may be held on the shareholder’s behalf in a collective account or in several individual accounts by an intermediary.

When our shares are held in bearer form by a beneficial owner who is not a resident of France, Euroclear may agree to issue, upon our request, a bearer depository receipt with respect to such shares for use only outside France. In this case, the name of the holder is deleted from the accredited financial intermediary’s books. Title to the shares represented by a bearer depository receipt will pass upon delivery of the relevant receipt outside France.

In accordance with applicable laws, we may request the information referred to in Article L.228-2 of the French Commercial Code at any time from the central depository responsible for holding our shares. Thus, we are at any time entitled to request the name and year of birth or, in the case of a legal entity, the name and the year of incorporation, nationality and address of the holders of our shares or other securities granting immediate or future voting rights, held in bearer form, and the number of shares or other securities so held and, if applicable, the restrictions relating to such securities. Furthermore, under French law, any intermediary who acts on behalf of one or more persons who are not domiciled in France must declare that it is acting as an intermediary. We may also request the identity of the shareholders on whose behalf it is acting. Consequently, the owner of shares recorded in a collective account or in several individual accounts by an intermediary will be represented in the shareholders’ meetings by this intermediary.

Transfer of Shares

Our by-laws do not contain any restrictions relating to the transfer of shares. Shares are freely negotiable, subject to applicable legal and regulatory provisions. French and European law provide for standstill obligations and prohibition of insider trading.

Liquidation Rights

If we are liquidated, any assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will be distributed first to repay in full the nominal value of our shares (up to the amount of the paid-up and non-liquidated share capital). Any surplus will be distributed pro rata among shareholders in proportion to the nominal value of their shareholdings, taking into account, where applicable, the rights attached to shares of different classes. Shareholders shall only bear losses up to the amount of their contributions.

Disclosure Requirements for Holdings Exceeding Certain Thresholds

Declaration of Crossing of Ownership Thresholds (Article 11.2 of the By-laws)

We are subject to certain disclosure requirements under French law. Any individual or entity, acting alone or in concert with others, that acquires, either directly or indirectly, shares representing more than 5%, 10%, 15%, 20%, 25%, 30%, 33 1/3%, 50%, 66 2/3%, 90% or 95% of our outstanding share capital or voting rights or that increases or decreases its shareholding or voting rights above or below any of those percentage thresholds, must notify us and the French Market Authority (Autorité des Marchés Financiers), or AMF, within four trading days of the date on which such threshold was crossed. French law and AMF regulations impose additional reporting requirements on persons who acquire more than 10%, 15%, 20% or 25% of the outstanding shares or voting rights of a listed company.

If a shareholder fails to comply with the notification requirements under French law, the shares or voting rights in excess of the relevant threshold will be deprived of voting rights until the end of a two-year period following the date on which the owner of such shares has complied with the notification requirements. They may also be suspended for up to five years and may be subject to criminal fines.

Our by-laws provide that any shareholder, acting alone or in concert, who comes into possession, in any manner whatsoever, either directly or indirectly, of a number of shares representing 2% of our share capital and/or voting rights must, by registered letter with acknowledgment of receipt sent to the registered office, or any other equivalent means for the shareholders or security holders residing outside of France, within five trading days of crossing such threshold, notify us of the total number of shares and voting rights he or she owns and the number of securities he or she owns that give access to the capital and voting rights attached thereto. This disclosure requirement shall apply, under the conditions above, each time a new threshold of 2% of capital and/or voting rights is met or exceeded, for whatever reason, including beyond the legal threshold of 5%. If the shares have not been reported under the above conditions, the shares exceeding the fraction that should have been reported are denied the right to vote in shareholders’ meetings, if at a shareholders’ meeting, the failure to report was recorded and if one or more shareholders holding together not less than 5% of capital or voting rights so request at that meeting. The denial of voting rights applies to any shareholders’ meeting to be held until the expiration of a period of two years from the date of regularization of the reporting.

We are required to publish the total number of voting rights and shares composing the share capital (if such numbers vary from the numbers previously published) on a monthly basis. The AMF makes this information public. We are subject to AMF regulations regarding public tender offers.

Further, and subject to certain exemptions, any shareholder crossing, alone or acting in concert, the 30% threshold shall file a mandatory public tender offer with the AMF. Also, any shareholder holding directly or indirectly a number between 30% and 50% of the capital or voting rights and who, in less than 12 consecutive months, increases his/her/its holding of capital or voting rights by at least 1% of the company’s capital or voting rights, shall file a mandatory public tender offer.

Treasury Shares and Purchases of our Own Shares

We are not permitted to hold more than 10% of our share capital in treasury shares or to have more than 10% of our share capital to be held for us by our subsidiaries. Treasury shares are not entitled to dividends, voting rights or preferential subscription rights.

Repurchase and Redemption of Shares

Under French law, we may acquire our own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, EU Market Abuse Regulation 596/2014 of April 16, 2014, or MAR, provides for safe harbor exemptions when the acquisition is made for the following purposes only:

•

to decrease our share capital, provided that such a decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at an extraordinary meeting. In this case, the shares repurchased must be cancelled within one month from the expiry of the purchase offer;

•	to meet obligations arising from debt securities that are exchangeable into equity instruments;

•

to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan. In this case the shares repurchased must be distributed within 12 months from their repurchase failing which they must be cancelled; or

•

under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and in accordance with the general regulations of, and market practices accepted by the AMF.

All other purposes, and especially share buy-backs made for external growth operations in pursuance of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulation and insider dealing rules.

Under MAR and in accordance with the general regulations (réglement général) of the AMF, or the General Regulations, a corporation shall report to the competent authority of the trading value on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than 10% of our issued share capital. Shares repurchased by us continue to be deemed “issued” under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preferential subscription rights attached to them.

Ownership of Shares by Non-French Persons

EU and non-EU residents are required to file an administrative notice (déclaration administrative) with the French authorities in connection with certain direct or indirect investments in us, including through ownership of ADSs, on the date a binding purchase agreement is executed or a tender offer is made public. Under existing administrative rulings the following transactions qualify as foreign investments in us that require the filing of an administrative notice:

•

any transaction carried out on our capital by a non-French resident provided that after the transaction the cumulative amount of the capital or the voting rights held by non-French residents exceeds 1/3 of our capital or voting rights;

•	any transaction mentioned above by a corporation incorporated under French law whose capital or voting rights are held for more than 33.33% by non-French residents;

•

any transaction carried out abroad resulting in a change of the controlling shareholder of a corporation incorporated under a foreign law that holds a shareholding or voting rights in us if our capital or voting rights are held for more than 33.33% by non-French residents;

•	loans and guarantees granted by the acquirer to us in amounts evidencing control over our financing; and

•	patent licenses granted by an acquirer or management or technical assistance agreements with such acquirer that place us in a dependent position vis-à-vis such party or its group.

Non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within twenty working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our Company’s share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Differences in Corporate Law

The laws applicable to French sociétés anonymes (limited liability companies) differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law, the law under which many public companies in the United States are incorporated, relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights, and it is qualified in its entirety by reference to Delaware law and French law.

	FRANCE	DELAWARE
Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. The number of directors of each gender may not be less than 40%. In case a board of directors comprises up to eight members, the difference between the number of directors of each gender may not exceed two. Any appointment made in violation of this limit that is not remedied within six months of this appointment will be null and void and payment of directors’ compensation will be suspended.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws (unless specified in the certificate of incorporation of the corporation).

	FRANCE	DELAWARE
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors may be legal entities, and such legal entities must designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws.

Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, shareholders may effect such removal only for cause.

Vacancies on the board of directors	Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the shareholders by the next shareholders’ meeting.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, unless otherwise provided in the certificate of incorporation, may be filled by the board of directors or other governing body.

Annual Shareholders’ Meeting	Under French law, the annual shareholders’ meeting shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws.

Shareholders’ Meeting	Under French law, shareholders’ meetings may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Notice of Shareholders’ Meetings	A meeting notice (avis de réunion) is published in the Bulletin des annonces légales obligatoires, or BALO, at least 35 days prior to a meeting and made available on the website of the company at least 21 days prior to the meeting. Additionally, a convening notice (avis de convocation) is	Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall

	FRANCE	DELAWARE

published at least 15 days prior to the date of the meeting, in a legal announcement bulletin of the registered office department and in the BALO. Further, the holders of registered shares (actions nominatives) for at least a month at the time of the convening notice shall be summoned individually, by regular letter (or by registered letter if they request it and include an advance of expenses) sent to their last known address. This notice may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying his e-mail address.

The meeting notice must also indicate the conditions under which the shareholders may vote by correspondence, the places and conditions in which they can obtain voting forms, and as the case may be, the e-mail address to which they may send written questions.

specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date determining notice and, in the case of a special meeting, the purpose or purposes of the meeting.

Proxy	Each shareholder has the right to attend the meetings and participate in the discussions (i) personally, (ii) by granting proxy to any individual or legal entity of his choosing, (iii) by sending a proxy to the company without indication of the mandate (in which case such proxy shall be cast in favor of the resolutions supported by the board of directors), (iv) by voting by correspondence or (v) by videoconference or another means of telecommunication allowing identification in accordance with applicable laws. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two meetings, one ordinary the other extraordinary, held on the same day or within a period of 15 days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (i) may permit stockholders to act by written consent if such action is signed by all stockholders, (ii) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (iii) may prohibit actions by written consent.

	FRANCE	DELAWARE
Preferential Subscription Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present at the extraordinary meeting deciding or authorizing the capital increase, voting in person or represented by proxy or voting by mail. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights.	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

Sources of Dividends

Under French law, dividends may only be paid by a French société anonyme out of “distributable profits,” plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by-law. “Distributable profits” consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, minus the amounts to be set aside to the statutory reserve (at least 5% of the profit until the reserve has reached 10% of the amount of the share capital) and to the reserve set forth in the company’s by-laws (if any).

“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.

Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.

Under Delaware law, dividends may be paid by a Delaware corporation either out of (i) surplus, as defined in and computed in accordance with Delaware law, or (ii) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

	FRANCE	DELAWARE
Repurchase of Shares

Under French law, a corporation may acquire its own shares. Such acquisition may be challenged on the ground of market abuse regulations. However, MAR provides for safe harbor exemptions when the acquisition is made for the following purposes only:

•  to decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; or to meet obligations arising from debt securities, that are exchangeable into equity instruments.

•  with a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, free share or share option plan; or

•  under a buy-back program to be authorized by the shareholders in accordance with the provisions of Article L. 22-10-62 of the French Commercial Code and in accordance with the general regulations of the AMF.

All other purposes, and especially share buy-backs for external growth operations by virtue of Article L. 22-10-62 of the French Commercial Code, while not forbidden, must be pursued in strict compliance of market manipulations and insider dealing rules.

No such repurchase of shares may result in the company holding, directly or through a person acting on its behalf, more than 10% of its issued share capital.

Under MAR and in accordance with the General Regulations, a corporation shall report to the competent authority of the trading venue on which the shares have been admitted to trading or are traded, no later than by the end of the seventh daily market session following the date of the execution of the transaction, all the transactions relating to the buy-back program, in a detailed form and in an aggregated form.

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	FRANCE	DELAWARE
Liability of Directors and Officers	Under French law, the by-laws may not include any provisions limiting the liability of directors.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director or officer to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director or officer. However, no provision can limit the liability of a director or officer for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions;

•  a director approving and transaction from which the director or officer derives an improper personal benefit; or

•  an officer in any action by or in the right of the corporation.

Voting Rights	French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of share capital held by such shareholder. Further, pursuant to the introduction of Law No. 2014-384 dated March 29, 2014 (Loi Florange), shares registered for more than two years in the name of the same shareholder are automatically be granted double voting rights from 2016, unless the by-laws expressly reject this measure.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

Generally, under French law, completion of a merger, dissolution or sale or exchange of all or substantially all of a corporation’s assets (apport partiel d’actifs) requires:

•  the approval of the board of directors; and

•  approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting or, in the case of a merger with a non-EU company, approval of all shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of shares, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

	FRANCE	DELAWARE
Dissent or Dissenters Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders’ approval by a two-thirds majority vote, as stated above.

Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for shares. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•  shares of stock of the surviving corporation;

•  shares of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•  cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•  any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis, and not to take any decision against a corporation’s corporate interest (intérêt social).	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

	FRANCE	DELAWARE
Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders.

The plaintiff must remain a shareholder through the duration of the legal action.

There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.

A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

•  Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation

Unlike companies incorporated under Delaware law, the organizational documents, which comprise both a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents.

As indicated in the paragraph below, only the extraordinary shareholders’ meeting is authorized under French law to adopt or amend the by-laws.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

•  its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•  the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

	FRANCE	DELAWARE
Amendment of by-laws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws (two-thirds majority). The extraordinary shareholders’ meeting may authorize the board of directors to amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The board of directors is authorized to amend the by-laws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

Legal Name; Formation; Registered Office

Our legal name and commercial name is Abivax SA. We were incorporated as a société anonyme (limited liability company) on December 4, 2013. Our headquarters are located at 7-11 boulevard Haussmann, 75009 Paris, France. We were registered at the Paris Trade and Company Register on December 27, 2013 for a period of 99 years until December 22, 2112, subject to extension or early dissolution, under the number 799 363 718. Our telephone number at our principal executive offices is +33 (0) 1 53 83 09 63. Our agent for service of process in the United States is CT Corporation System, 1015 15th Street, N.W., Suite 1000, Washington, D.C. 20005. Our website address is www.abivax.com. The reference to our website is an inactive textual reference only and information contained in, or that can be assessed through, our website is not part of this prospectus.

Listing

Our ADSs are listed on the Nasdaq Global Market under the symbol “ABVX” and our ordinary shares are listed on Euronext Paris under the symbol “ABVX.”

Transfer Agent and Registrar

The depositary for our ADSs is Citibank, N.A. Uptevia is our transfer agent and registrar for our ordinary shares and currently maintains our share register for our ordinary shares. The share register reflects only record owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying the ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

Ownership of ADSs by Non-French Residents

Neither the French Commercial Code nor our by-laws currently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, non-French residents must file a declaration for statistical purposes with the Bank of France (Banque de France) within 20 working days following the date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding €15,000,000 that lead to the acquisition of at least 10% of our share capital or voting rights or cross such 10% threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be increased fivefold if the violation is made by a legal entity.

Further, any investment:

(i) by (a) any non-French citizen, (b) any French citizen not residing in France, (c) any non-French entity or (d) any French entity controlled by one of the aforementioned persons or entities;

(ii) that will result in the relevant investor (a) acquiring control of an entity registered in France, (b) acquiring all or part of a business line of an entity registered in France, or (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity registered in France; and

(iii) developing activities in certain strategic industries related to (a) activity likely to prejudice national defense interests, participating in the exercise of official authority or are likely to prejudice public policy and public security (including weapons, double-use items, IT systems, cryptology, date capturing devices, gambling, toxic agents or storage of data), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products, media, and critical raw materials), and (c) research and development activity related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, biotechnologies, low carbon energy or photonics) or dual-use items, is subject to the prior authorization of the French Ministry of Economy, which authorization may be conditioned on certain undertakings.

The Decree (décret) n° 2023-1293 of December 28, 2023 made permanent the temporary regime under Decree (décret) n° 2020-892 dated July 22, 2020, as amended on December 28, 2020 by the Decree (décret) n° 2020-1729, on December 22, 2021 by the Decree (décret) n° 2021-1758, and on December 23, 2022 by the Decree (décret) n° 2022-1622, creating a new 10% threshold of the voting rights for the non-European investments made (i) in an entity with its registered office in France and (ii) whose shares are admitted to trading on a French-, EU- or EEA-regulated market, in addition to the 25% above-mentioned threshold. A fast-track procedure shall apply for any non-European investor exceeding this 10% threshold who will have to notify the Minister of Economy who will then have 10 days to decide whether or not the transaction should be subject to further examination.

In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor may be found criminally liable and may be sanctioned with a fine not to exceed the greater of the following amounts: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company or (iii) €5 million (for a company) or €1 million (for an individual).

Foreign Exchange Controls

Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

Availability of Preferential Subscription Rights

While our current shareholders waived their preferential subscription rights with respect to certain offerings at a shareholders’ general meeting held on May 30, 2024, in the future our shareholders will have preferential subscription rights. Under French law, shareholders have preferential rights to subscribe for cash issues of new ordinary shares or other securities giving rights to acquire additional ordinary shares on a pro rata basis. Holders of our securities in the United States (which may be in the form of ordinary shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new ordinary shares or other securities giving rights to acquire additional ordinary shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new ordinary shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

For holders of our ordinary shares in the form of ADSs, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. The section of this prospectus titled “Description of American Depositary Shares” explains in detail the depositary’s responsibility in connection with a rights offering.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A., or Citibank, is the depositary for the ADSs representing our ordinary shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as American Depositary Receipts, or ADRs. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank Europe plc, located at 1 North Wall Quay, Dublin 1 Ireland.

We have appointed Citibank as depositary pursuant to a deposit agreement. The form of the deposit agreement is on file with the SEC under cover of a registration statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s website (www.sec.gov). Please refer to registration number 333-274780 when retrieving such copy. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-ordinary shares ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of France, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs, you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of France.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	We fail to deliver satisfactory documents to the depositary; or

•	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in France would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to subscribe for additional ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we request that the property not be distributed to you;

•	We do not deliver satisfactory documents to the depositary; or

•	The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of our assets.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon completion of an offering of ordinary shares pursuant to this prospectus, the ordinary shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs pursuant to our instruction.

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and French legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the ordinary shares.

•

The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination, and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and French legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the sections of this prospectus entitled “Description of Share Capital” and “Limitations Affecting Shareholders of a French Company.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of ordinary shares, upon a change in the ADS(s)-to-ordinary share ratio, or for any other reason), excluding ADS issuances as a result of distributions of ordinary shares)	Up to U.S. 5¢ per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to ordinary share ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).	Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder, you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

•

the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

•	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of an offering of ADSs pursuant to this prospectus. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the ordinary shares represented by ADSs and to direct the depositary of such ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmission of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will also provide to you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

•	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation including regulations of any stock exchange, or by reason of present or future provision of any provision of our by-laws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our by-laws or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder or beneficial holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of France.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs involving us or the Depositary may only be instituted in a state or federal court in the city of New York and irrevocably waive any objection to the laying of venue in, and irrevocably submit to the exclusive jurisdiction of, such courts in any such legal action.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

Warrants (bons de souscription d’actions) may be offered separately or together with ordinary shares or ADSs. Each series of warrants will be issued under any separate warrant agreement to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements and terms and conditions covering the warrants being offered.

The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of ordinary shares or ADSs are offered, the description will include, where applicable:

•	the designation and aggregate number of warrants offered;

•	the price at which the warrants will be offered;

•	the currency or currency unit in which the warrants are denominated;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•

the number of ordinary shares or ADSs that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of ordinary shares or ADSs may be purchased upon exercise of each warrant;

•	the date or dates, if any, on or after which the warrants and the related ordinary shares or ADSs will be transferable separately;

•	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms and conditions of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms and conditions set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms and conditions set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

TAXATION

The material French and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law will be passed on for us by Dechert (Paris) LLP, Paris, France. Unless otherwise indicated in any prospectus supplement, Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law in connection with any offering. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit (PCAOB ID: 1347), an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine, France.

ENFORCEMENT OF CIVIL LIABILITIES

We are a société anonyme, organized under the laws of France. The majority of our directors and officers are residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States.

Accordingly, U.S. investors may find it difficult and may be unable:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and

•

to enforce against us or our officers or directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

In addition, actions in the United States under U.S. federal securities laws could be affected under certain circumstances by French Law No. 68-678 of July 26, 1968, as amended by French Law No. 80-538 of July 16, 1980 and French Ordinance No. 2000-916 of September 19, 2000 (relating to the communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities or persons), which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if: (i) that judgment does not contravene international public order and public policy of France, both pertaining to the merits and to the standards of due process; and (ii) the dispute is clearly connected to the territory of the court which rendered the judgement, and French courts did not have exclusive jurisdiction on the matter. The French court would also require that the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court which has become effective in France in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages. Therefore, there is some uncertainty as to whether a foreign judgement awarding punitive and exemplary damages well above actual damages would be granted enforcement in France.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.abivax.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 5, 2024;

•

our Reports on Form 6-K filed or furnished with the SEC on June 4, 2024, July  16, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes therein), August  6, 2024, September 9, 2024 (only Exhibit 99.2 but excluding the statutory auditors’ review report on the half-yearly financial information on page F-42 and any reference thereto included therein), September  25, 2024, October  3, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes therein), October 3, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes therein) and November 14, 2024; and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October  18, 2023, as updated by the description of our securities filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on April 5, 2024, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Abivax SA

7-11 boulevard Haussmann

75009 Paris

France

+33 (0) 1 53 83 09 63

You may also access these documents on our website, www.abivax.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$53,585
FINRA filing fee	$53,000
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)	These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

$350,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

Warrants to Purchase Ordinary Shares or American Depositary Shares

PROSPECTUS

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2024

PROSPECTUS SUPPLEMENT

Up to $150,000,000

American Depositary Shares representing Ordinary Shares

We have entered into an Equity Distribution Agreement, or the Equity Distribution Agreement, with Piper Sandler & Co., or Piper Sandler, relating to the sale of American Depositary Shares, or ADSs, each ADS representing one ordinary share, offered by this prospectus supplement. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell ADSs having an aggregate offering price of up to $150,000,000 million from time to time through Piper Sandler, acting as sales agent.

Our ADSs are listed on the Nasdaq Global Market under the symbol “ABVX.” On November 15, 2024, the last reported sale price of our ADSs was $9.50 per ADS. Our ordinary shares are listed on the regulated market of Euronext in Paris under the symbol “ABVX.” On November 15, 2024, the closing price of our ordinary shares on Euronext Paris was €8.71 per ordinary share.

Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, from time to time. Piper Sandler is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to arrange on our behalf for the sale of all ADSs requested to be sold by us, consistent with its normal sales practices, on mutually agreed terms between us and Piper Sandler. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Piper Sandler will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per ADS sold under the Equity Distribution Agreement. See “Plan of Distribution” beginning on page S-28 of this prospectus supplement for additional information regarding the compensation to be paid to Piper Sandler. In connection with the sale of the ADSs on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler will be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to Piper Sandler with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Under the authority granted by our shareholders, the ADSs we are offering may only be purchased by: (i) French or foreign individuals or legal entities, including companies, trusts or investment funds or other investment vehicles of any kind, investing on a regular basis, or having invested more than €1.0 million during the 24 months preceding the considered capital increase, (a) in the pharmaceutical sector; and/or (b) in growth stocks listed on a regulated market or a multilateral negotiation system (type Euronext Growth) considered as “micro, small and medium-sized enterprises” in the meaning of annex I to the Regulation (CE) no. 651/2014 of the European Commission of June 17, 2014; and/or (ii) one or more of our strategic partners, located in France or abroad, who has (have) entered into or will enter into one or more partnership agreements (such as development, co-development, distribution, and manufacturing agreements) or commercial agreements with us (or a subsidiary) and/or companies they control, that control them or are controlled by the same person(s), directly or indirectly, within the meaning of Article L. 233-3 of the French Commercial Code.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-7 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Piper Sandler

The date of this prospectus supplement is    , 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration statement, we may from time to time sell any combination of the securities described in the registration statement. Under this prospectus supplement, we may offer and sell ADSs representing our ordinary shares having an aggregate offering price of up to $150.0 million from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus supplement, together with the accompanying base prospectus and the documents incorporated by reference herein and therein, includes all material information relating to this offering.

We provide information to you about this offering of ADSs representing our ordinary shares in two separate documents that are bound together: (1) this equity distribution agreement prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this equity distribution agreement prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this equity distribution agreement prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, all references in this prospectus supplement to “Abivax,” “the Company,” “our Company,” “we,” “us” and “our” refer to Abivax SA and its consolidated subsidiary, taken as a whole.

S-ii

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

We present our consolidated financial statements in euros and in accordance with IFRS as issued by the IASB. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

Unless otherwise specified, all monetary amounts are in euros. All references in this prospectus supplement to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros,” mean euros, unless otherwise noted. Throughout this prospectus supplement, references to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the notes thereto, which are incorporated herein by reference. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus supplement and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus supplement and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage biotechnology company focused on developing therapeutics that harness the body’s natural regulatory mechanisms to stabilize the immune response in patients with chronic inflammatory diseases. Our lead drug candidate, obefazimod, is currently being evaluated in the following:

•

Ulcerative Colitis: Phase 3 clinical trials for the treatment of adults with moderately to severely active ulcerative colitis, or UC, are ongoing, which we refer to as ABTECT. On August 6, 2024, we announced that our ABTECT trial surpassed the 600-patient enrollment milestone, therefore confirming that the trial is currently on pace to reach full enrollment in early first quarter of 2025. Top-line results from the ABTECT 8-week induction trial are expected in the early second quarter of 2025, with the 44-week maintenance data read-out expected during the first quarter of 2026. To date, participants’ baseline characteristics and trial trends are in line with observations from the Phase 2b trial.

•

Crohn’s Disease: We have cleared the Investigational New Drug application for a Phase 2 trial of obefazimod in Crohn’s disease, or CD, and initiated a Phase 2b clinical trial of obefazimod in patients with CD in October of 2024 with the 12-week induction data read-out expected in the second half of 2026.

•

Combination Therapy: Formal process evaluating oral and injectable combination therapy candidates with obefazimod in UC has commenced. Preclinical data to support decision-making on combination agent is expected in the fourth quarter of 2024.

In addition, we have launched a research and development program to generate new potential drug candidates to strengthen our intellectual property portfolio on the miR-124 platform and to identify additional drug candidates from our proprietary small molecule library that includes additional miR-124 enhancers. We expect to announce a follow-on drug candidate selection in a new indication in the fourth quarter of 2024.

Corporate Information

We were incorporated as a société anonyme (limited liability company) on December 4, 2013 and registered at the Paris Trade and Company Register on December 27, 2013 for a period of 99 years until December 22, 2112, subject to extension or early dissolution, under the number 799 363 718. Our principal executive offices are located at 7-11 boulevard Haussmann 75009 Paris, France, and our telephone number is +33 (0) 1 53 83 09 63. We have one wholly owned subsidiary, Abivax LLC, a Delaware limited liability company, formed on March 20, 2023.

Our agent for service of process in the United States is CT Corporation System, 1015 15th Street, N.W., Suite 1000, Washington, D.C. 20005.

The SEC maintains a website that contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Our website address is www.abivax.com. The reference to our website is an inactive textual reference only and information contained in, or that can be accessed through, our website or any other website cited in this prospectus supplement is not part of this prospectus supplement.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until December 31, 2028 or until such earlier time that we no longer qualify as an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years; and (iv) the last day of the fiscal year ending after the fifth anniversary of our initial public offering of our ADSs.

We may choose to take advantage of some but not all of these exemptions. For example, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under IFRS, as issued by the IASB, we have irrevocably elected not to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB. Since IFRS make no distinction between public and private companies for purposes of compliance with new or revised accounting standards, the requirements for our compliance as a private company and as a public company are the same.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING

Securities offered by us	ADSs, each representing one ordinary share, having an aggregate offering price of up to $150,000,000 and representing, together with all the other shares which have been admitted to trading on Euronext Paris without a French listing prospectus, on a 12-month rolling basis less than 20% of the total number of the Company’s securities admitted to trading on Euronext Paris. Upon entry into force on December 4, 2024 of the Regulation (EU) No 2024/2809 of the European Parliament and of the Council of October 23, 2024 amending Regulations (EU) 2017/1129, (EU) No 596/2014 and (EU) No 600/2014 to make public capital markets in the Union more attractive for companies and to facilitate access to capital for small and medium-sized enterprises and subject to the terms of such regulation, the above mentioned 20% cap shall be increased to 30%.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Piper Sandler. See “Plan of Distribution” on page S-28 of this prospectus supplement.

Purchaser Restrictions	Under the authority granted by our shareholders, the ADSs we are offering may only be purchased by: (i) French or foreign individuals or legal entities, including companies, trusts or investment funds or other investment vehicles of any kind, investing on a regular basis, or having invested more than €1.0 million during the 24 months preceding the considered capital increase, (a) in the pharmaceutical sector; and/or (b) in growth stocks listed on a regulated market or a multilateral negotiation system (type Euronext Growth) considered as “micro, small and medium-sized enterprises” in the meaning of annex I to the Regulation (CE) no. 651/2014 of the European Commission of June 17, 2014; and/or (ii) one or more strategic partners of the Company, located in France or abroad, who has (have) entered into or will enter into one or more partnership agreements (such as development, co-development, distribution, and manufacturing agreements) or commercial agreements with the Company (or a subsidiary) and/or companies they control, that control them or are controlled by the same person(s), directly or indirectly, within the meaning of Article L. 233-3 of the French Commercial Code. In order to purchase ADSs in the offering, you will be required to execute and provide to Piper Sandler an investor letter representing that you satisfy the foregoing investor criteria.

The ADSs

Each ADS represents one ordinary share, nominal value €0.01 per ordinary share. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs. The Depositary will hold the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all holders and beneficial owners of ADSs issued thereunder.

Depositary	Citibank, N.A.

Use of Proceeds	We currently intend to use the net proceeds from this offering primarily to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	Investing in our securities involves significant risks. See “Risk Factors” on page S-7 of this prospectus supplement, and in documents incorporated by reference into this prospectus supplement.

Nasdaq Global Market symbol for ADSs	“ABVX”

Euronext Paris symbol for Ordinary Shares	“ABVX”

The number of ordinary shares (including ordinary shares represented by ADSs) outstanding as of June 30, 2024 was 62,932,818, which excludes:

•

223,944 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of June 30, 2024 at a weighted-average exercise price of €14.99 per ordinary share (or $16.05 based on the exchange rate in effect as of June 30, 2024), excluding the share warrants (BSA) issued to KC and Claret described below;

•

381,409 ordinary shares issuable upon the exercise of founder’s share warrants (BCE) outstanding as of June 30, 2024 at a weighted-average exercise price of €9.62 per ordinary share (or $10.30 based on the exchange rate in effect as of June 30, 2024);

•	3,939,421 ordinary shares reserved for future issuance as of June 30, 2024 under our long term incentive plan (free shares plan);

•

1,178,084 ordinary shares issuable upon the conversion of the convertible bonds with warrants attached issued to KC and Claret in connection with the drawdown of the first tranche of the Kreos / Claret Financing, at a conversion price of €21.22 per ordinary share (or $22.72 based on the exchange rate in effect as of June 30, 2024);

•

214,198 ordinary shares issuable upon the exercise of share warrants (BSA) issued to KC and Claret in connection with the drawdown of the first and second tranches of the Kreos / Claret Financing, at an exercise price of €18.67 per ordinary share (or $19.99 based on the exchange rate in effect as of June 30, 2024);

•

405,831 ordinary shares issuable upon the exercise of share warrants (BSA) issued to KC and Claret in connection with the drawdown of the third tranche of the Kreos / Claret Financing, at an exercise price of €9.86 per ordinary share (or $10.56 based on the exchange rate in effect as of June 30, 2024); and

•

1,472,606 ordinary shares issuable upon the conversion of the Heights Convertible Notes in connection with the drawdown of the first tranche of the Heights Financing, at a conversion price of €23.77 per ordinary share (or $25.45 based on the exchange rate in effect as of June 30, 2024) and up to 2,830,201 ordinary shares issuable in the event of repayment in ordinary shares of the principal and interest of the Heights Convertible Notes, assuming a floor price of €14.43 per ordinary share (or $15.45 based on the exchange rate in effect as of June 30, 2024) retained for the repayment.

In August 2023, we entered into a framework subscription agreement with entities affiliated with Kreos Capital, or KC, and entities affiliated with Claret European Growth Capital, or Claret, as the secured lenders, which we refer to as the Kreos / Claret Financing. In addition, in August 2023 we entered into a subscription agreement with entities affiliated with Heights Capital Management, pursuant to which we were entitled to draw up to €75 million in amortizing senior convertible notes in two tranches of €35 million and €40 million, which we refer to as the Heights Financing. As of the date of this prospectus supplement, we drew down on all available tranches under the Kreos / Claret Financing and on the first tranche of the Heights Financing (€35 million). We have not drawn the second tranche of the Heights Financing (€40 million) and have foregone our right to do so in the future. For additional information relating to the Kreos / Claret Financing and the Heights Financing, see “Additional Information—Material Contracts—Kreos / Claret Financing Agreements” and “Additional Information—Material Contracts—Heights Convertible Notes” in our Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 5, 2024.

References to outstanding ordinary shares included in this prospectus supplement include 11,431 treasury shares issued by us as of June 30, 2024. Except as otherwise noted, the information in this prospectus supplement assumes no exercise of share warrants (BSA), founder’s share warrants (BCE) or vesting of free shares (AGA) or other equity awards subsequent to June 30, 2024.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our most recent Annual Report on Form 20-F as updated by our subsequent filings including our Reports on Form 6-K, which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement is a part. The risk factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, ADSs under the caption “Risk Factors—Risks Related to Ownership of Our ADSs and Our Status as a Non-U.S. Company with Foreign Private Issuer Status.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

You may experience immediate and substantial dilution in the net tangible book value per ADS of your investment.

The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. After giving effect to the sale of ADSs in the aggregate amount of $150.0 million at an assumed offering price of $9.50 per ADS, the last reported sale price of our ADSs on November 15, 2024 on the Nasdaq Global Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of June 30, 2024 would have been €237.0 million ($253.7 million based on an exchange rate of €1.00 = $1.0705, the exchange rate in effect as of June 30, 2024 according to the European Central Bank), or €3.01 per ordinary share ($3.22 per ADS). You will experience additional dilution at the end of the vesting period for our free shares that we have granted, and upon exercise of any outstanding warrants or options to purchase ordinary shares, or if we otherwise issue additional ordinary shares or ADSs below the offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the securities offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these securities will vary and these variations may be significant. Purchasers of the securities we sell, as well as our existing shareholders, will experience significant dilution if we sell the securities at prices significantly below the price at which they invested.

Future sales of ordinary shares or ADSs by existing shareholders could depress the market price of the ordinary shares or ADSs.

Future sales of a substantial number of our ADSs or ordinary shares, including as part of this offering, or the perception that such sales will occur, could cause a decline in the market price of our ADSs and/or ordinary shares. Sales in the United States of our ADSs and ordinary shares held by our directors, officers and affiliated shareholders or ADS holders are subject to restrictions. If these shareholders or ADS holders sell substantial amounts of ordinary shares or ADSs in the public market, or the market perceives that such sales may occur, the market price of our ADSs or ordinary shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity securities, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in a way with which our shareholders and ADS holders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

The actual number of ADSs we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Piper Sandler at any time throughout the term of the Equity Distribution Agreement. The number of ADSs that are sold by Piper Sandler after delivering a placement notice will fluctuate based on the market price of our ADSs during the sales period and limits we set with Piper Sandler. Because the price of each ADS sold will fluctuate based on the market price of our ADSs during the sales period, it is not possible at this stage to predict the number of ADSs that will be ultimately issued.

The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy ADSs at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ADSs sold, and there is no minimum or maximum sales price under the Equity Distribution Agreement. Investors may experience a decline in the value of their ADSs as a result of ADS sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports filed on Form 6-K filed with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus supplement, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the prospects of attaining, maintaining and expanding marketing authorization for our drug candidates;

•	the potential attributes and clinical advantages of our drug candidates;

•	the initiation, timing, progress and results of our preclinical and clinical trials (and those conducted by third parties) and other research and development programs;

•	the timing of the availability of data from our clinical trials;

•	the timing of and our ability to advance drug candidates through clinical development;

•	the timing or likelihood of regulatory meetings and filings;

•	the timing of and our ability to obtain and maintain regulatory approvals for any of our drug candidates;

•	our ability to identify and develop new drug candidates from our preclinical studies;

•	our ability to develop sales and marketing capabilities and transition into a commercial-stage company;

•	the effects of increased competition as well as innovations by new and existing competitors in our industry;

•	our ability to enter into strategic relationships or partnerships;

•

our ability to obtain, maintain, protect and enforce our intellectual property rights and propriety technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

•	our expectations regarding our cash requirements;

•	our estimates regarding expenses, future revenues, capital requirements and the need for additional financing;

•	the impact of government laws and regulations;

•	our competitive position;

•

unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, warfare (such as the Russia-Ukraine war and the Israel-Hamas war), and terrorist attacks;

•	the anticipated use of proceeds from this offering, if any; and

•	other risks and uncertainties, including those listed in this prospectus supplement under the caption “Risk Factors.”

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement contains market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS

We may issue and sell our ADSs representing our ordinary shares, having aggregate sales proceeds of up to $150.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Equity Distribution Agreement with Piper Sandler as a source of financing.

We currently intend to use the net proceeds from this offering primarily to fund the research and development of our product candidates, for working capital and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

Our expected use of net proceeds to us from this offering represents our current intentions based upon our present plans and business condition. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical trials or clinical trials we may commence in the future and the timing of regulatory submissions. As a result, our management will have broad discretion over the use of the net proceeds from this offering.

Pending the use of net proceeds, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest bearing instruments.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our cash and cash equivalents and total capitalization as of June 30, 2024 on:

•	an actual basis;

•

on an as adjusted basis to give effect to the sale of 15,789,474 ADSs at an assumed public offering price of $9.50 per share, which was the last reported sale price of the ADSs on the Nasdaq Global Market on November 15, 2024, and after deducting estimated commissions and estimated offering expenses payable by us.

Our capitalization will differ depending on the actual public offering price and actual number of ADSs sold, including the amount by which actual offering expenses are higher or lower than estimated. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement, including the information under “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F filed April 5, 2024. Our historical results do not necessarily indicate our expected results for any future periods.

	As of June 30, 2024
(in thousands)	Actual	As Adjusted
Cash and cash equivalents	€222,317	€357,908

Financial Liabilities – current portion(7)	€42,227	€42,227
Financial Liabilities – non-current portion(8)	77,393	77,393
Equity attributable to shareholders:
Ordinary shares €0.01 par value: 62,932,818 shares outstanding actual; 78,722,292 shares outstanding as adjusted	629	787
Premiums related to share capital	478,909	614,343
Translation reserves	32	32
Retained earnings	(271,463)	(271,463)
Net loss for the period	(81,638)	(81,638)

Total shareholders’ equity	126,470	262,061

Total capitalization	€246,090	€381,681

The discussion and table above are based on 62,932,818 ordinary shares outstanding as of June 30, 2024 and excludes, in each case, as of June 30, 2024:

•

223,944 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of June 30, 2024 at a weighted-average exercise price of €14.99 per ordinary share (or $16.05 based on the exchange rate in effect as of June 30, 2024), excluding the share warrants (BSA) issued to KC and Claret described below;

•

381,409 ordinary shares issuable upon the exercise of founder’s share warrants (BCE) outstanding as of June 30, 2024 at a weighted-average exercise price of €9.62 per ordinary share (or $10.30 based on the exchange rate in effect as of June 30, 2024);

•	3,939,421 ordinary shares reserved for future issuance as of June 30, 2024 under our long term incentive plan (free shares plan);

•

1,178,084 ordinary shares issuable upon the conversion of the convertible bonds with warrants attached issued to KC and Claret in connection with the drawdown of the first tranche of the Kreos / Claret Financing, at a conversion price of €21.22 per ordinary share (or $22.72 based on the exchange rate in effect as of June 30, 2024);

•

214,198 ordinary shares issuable upon the exercise of share warrants (BSA) issued to KC and Claret in connection with the drawdown of the first and second tranches of the Kreos / Claret Financing, at an exercise price of €18.67 per ordinary share (or $19.99 based on the exchange rate in effect as of June 30, 2024);

•

405,831 ordinary shares issuable upon the exercise of share warrants (BSA) issued to KC and Claret in connection with the drawdown of the third tranche of the Kreos / Claret Financing, at an exercise price of €9.86 per ordinary share (or $10.56 based on the exchange rate in effect as of June 30, 2024); and

•

1,472,606 ordinary shares issuable upon the conversion of the Heights Convertible Notes in connection with the drawdown of the first tranche of the Heights Financing, at a conversion price of €23.77 per ordinary share (or $25.45 based on the exchange rate in effect as of June 30, 2024) and up to 2,830,201 ordinary shares issuable in the event of repayment in ordinary shares of the principal and interest of the Heights Convertible Notes, assuming a floor price of €14.43 per ordinary share (or $15.45 based on the exchange rate in effect as of June 30, 2024) retained for the repayment.

References to outstanding ordinary shares included in this prospectus supplement include 11,431 treasury shares issued by us as of June 30, 2024. Except as otherwise noted, the information in this prospectus supplement assumes no exercise of share warrants (BSA), founder’s share warrants (BCE) or vesting of free shares (AGA) or other equity awards subsequent to June 30, 2024.

DILUTION

Our net tangible book value as of June 30, 2024 was €101.4 million ($108.6 million) (with this and all other convenience translations presented in this section, “Dilution,” based on the exchange rate in effect as of June 30, 2024 according to the European Central Bank, of €1.00 = $1.0705), or €1.61 per ordinary share (equivalent to $1.73 per ADS). Net tangible book value per ordinary share is determined by dividing (1) our total assets less our intangible assets, our goodwill and our total liabilities by (2) 62,921,387 ordinary shares outstanding as of June 30, 2024.

After giving effect to the sale of our ADSs in the aggregate amount of $150.0 million at an assumed offering price of $9.50 per ADS, the last reported sale price of our ADSs on the Nasdaq Global Market on November 15, 2024, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been €237.0 million ($253.7 million), or €3.01 per ordinary share ($3.22 per ADS). This represents an immediate increase in net tangible book value of €1.40 per ordinary share ($1.50 per ADS) to existing shareholders and an immediate decrease in net tangible book value of $6.28 per ADSs to investors purchasing in this offering.

The following table illustrates this calculation on a per ADS basis. The information is illustrative only and will adjust based on the actual prices at which ADSs are sold, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus supplement.

Assumed public offering price per ADS		$9.50
Net tangible book value per ADS as of June 30, 2024	$1.73
Increase in net tangible book value per ADS attributable to this offering	$1.50

As adjusted net tangible book value per ADS as of June 30, 2024, after giving effect to this offering		$3.22

Decrease in net tangible book value per ADSs to investors purchasing in this offering		$6.28

The number of ordinary shares (including ordinary shares represented by ADSs) outstanding as of June 30, 2024 was 62,932,818 (including 11,431 treasury shares), which excludes:

•

223,944 ordinary shares issuable upon the exercise of share warrants (BSA) outstanding as of June 30, 2024 at a weighted-average exercise price of €14.99 per ordinary share (or $16.05 based on the exchange rate in effect as of June 30, 2024), excluding the share warrants (BSA) issued to KC and Claret described below;

•

381,409 ordinary shares issuable upon the exercise of founder’s share warrants (BCE) outstanding as of June 30, 2024 at a weighted-average exercise price of €9.62 per ordinary share (or $10.30 based on the exchange rate in effect as of June 30, 2024);

•	3,939,421 ordinary shares reserved for future issuance as of June 30, 2024 under our long term incentive plan (free shares plan);

•

1,178,084 ordinary shares issuable upon the conversion of the convertible bonds with warrants attached issued to KC and Claret in connection with the drawdown of the first tranche of the Kreos / Claret Financing, at a conversion price of €21.22 per ordinary share (or $22.72 based on the exchange rate in effect as of June 30, 2024);

•

214,198 ordinary shares issuable upon the exercise of share warrants (BSA) issued to KC and Claret in connection with the drawdown of the first and second tranches of the Kreos / Claret Financing, at an exercise price of €18.67 per ordinary share (or $19.99 based on the exchange rate in effect as of June 30, 2024);

•

405,831 ordinary shares issuable upon the exercise of share warrants (BSA) issued to KC and Claret in connection with the drawdown of the third tranche of the Kreos / Claret Financing, at an exercise price of €9.86 per ordinary share (or $10.56 based on the exchange rate in effect as of June 30, 2024); and

•

1,472,606 ordinary shares issuable upon the conversion of the Heights Convertible Notes in connection with the drawdown of the first tranche of the Heights Financing, at a conversion price of €23.77 per ordinary share (or $25.45 based on the exchange rate in effect as of June 30, 2024) and up to 2,830,201 ordinary shares issuable in the event of repayment in ordinary shares of the principal and interest of the Heights Convertible Notes, assuming a floor price of €14.43 per ordinary share (or $15.45 based on the exchange rate in effect as of June 30, 2024) retained for the repayment.

The ADSs subject to the Equity Distribution Agreement with Piper Sandler will be sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $9.50 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $150.0 million during the term of the Equity Distribution Agreement with Piper Sandler are sold at that price, would increase our as adjusted net tangible book value per ADS after the offering to $3.29 per ADS, which would represent dilution to new investors in this offering of $7.21 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $9.50 per ADS shown in the table above, assuming all of our securities in the aggregate amount of $150.0 million during the term of the Equity Distribution Agreement with Piper Sandler are sold at that price, would decrease our as adjusted net tangible book value per ADS after the offering to $3.15 per ADS, which would represent dilution to new investors in this offering of $5.35 per ADS, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

MATERIAL U.S. FEDERAL INCOME AND FRENCH TAX CONSIDERATIONS

The summary set forth below describes certain French and U.S. federal income tax consequences relating to the purchase, ownership and disposition of the ADSs to U.S. Holders (as defined below) as of the date hereof. This summary does not represent a detailed description of the tax consequences applicable to a U.S. Holder that is subject to special treatment under the U.S. federal tax laws, including, without limitation:

•	certain financial institutions;

•	traders in securities who use a mark-to-market method of tax accounting;

•	dealers in securities or currencies;

•	persons holding ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the ADSs;

•	regulated investment companies;

•	insurance companies;

•	real estate investment trusts, grantor trusts or other trusts;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	expatriates of the United States;

•	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”;

•	entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•	persons that received ADSs as compensation for the performance of services;

•	persons that own or are deemed to own ten percent or more of our shares (by vote or value); and

•	persons holding ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

This summary is for general information only. Prospective Investors considering the purchase, ownership or disposition of the ADSs are advised to consult their own tax advisers concerning the French and U.S. federal income tax consequences in light of their particular facts and circumstances, as well as any consequences arising under the laws of any other taxing jurisdiction.

French Income Tax Considerations

The following describes the material French income tax consequences to U.S. Holders (as defined below) of purchasing, owning and disposing of our ADSs and, unless otherwise noted, this discussion is the opinion of Dechert, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.

This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of our ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.

In 2011, France introduced a comprehensive set of new tax rules applicable to French assets that are held by or in foreign trusts. These rules, among other things, provide for the inclusion of trust assets in the settlor’s net assets for purpose of applying the former French wealth tax (replaced by the French real estate wealth tax as from January 1, 2018), for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the former French wealth tax (replaced by the French real estate wealth tax as from January 1, 2018) and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If securities (including ADSs) are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of ADSs.

The description of the French income tax and real estate wealth tax consequences set forth below is based on the Convention Between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), or the Treaty and the tax guidelines issued by the French tax authorities in force as of the date of this prospectus supplement.

For the purposes of this discussion, the term “U.S. Holder” means a beneficial owner of ADSs that is (or is treated as), for U.S. federal income tax purposes: (1) an individual who is a U.S. citizen or resident, (2) a corporation or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including the District of Colombia, (3) otherwise subject to U.S. federal income taxation or (4) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a partnership (or any other entity treated as partnership for U.S. federal income tax purposes) holds ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partnership or a partner in a partnership that holds ADSs, such holder is urged to consult its own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of securities.

This discussion applies only to investors that hold our ADSs as capital assets that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the ADSs is not effectively connected to a permanent establishment or a fixed base in France. Certain U.S. Holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the securities pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding securities as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.

U.S. Holders are urged to consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of securities in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.

Estate and Gift Taxes and Transfer Taxes

In general, a transfer of securities by gift or by reason of death of a U.S. Holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the

French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by any subsequent protocols, including the protocol of December 8, 2004), unless (i) the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or (ii) the securities were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.

Financial Transactions Tax

Pursuant to Article 235 ter ZD of the French Tax Code (Code général des impôts), or the FTC, purchases of certain securities issued by a French company, including ordinary shares (which may be in the form of ADSs), which are listed on a regulated market of the EU or an exchange market formally acknowledged by the Minister of Economy, after consultation opinion from the AMF (in each case within the meaning of the French Monetary and Financial Code, or the FMFC) are subject in France to a 0.3% tax on financial transactions, or the TFT, provided inter alia that the issuer’s market capitalization exceeds €1 billion as of December 1 of the year preceding the taxation year.

The Nasdaq Global Market, on which ADSs will be listed, is not currently acknowledged by the French Minister of Economy, but it may change in the future.

Moreover, a list of French relevant companies whose market capitalization exceeds €1 billion as of December 1 of the year preceding the taxation year is published annually by the French State. The last version of such list was dated December 20, 2023 (BOI-ANNX-000467). It did not include Abivax SA as its market capitalization did not exceed €1.0 billion.

Purchases of our ADSs may thus be subject to the TFT if (1) Abivax SA’s market capitalization exceeds €1.0 billion, and (2) the Nasdaq Global Market is acknowledged by the French Minister of Economy.

Registration Duties

In the case where the TFT is not applicable, (1) transfers of shares issued by a French company which are listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (acte) executed either in France or outside France, whereas (2) transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement.

As ordinary shares of Abivax SA are listed on Euronext Paris, which is a regulated market within the meaning of the FMFC, their transfer should be subject to uncapped registration duties at the rate of 0.1% only if such transfer is evidenced by a written agreement. Although the official guidelines published by the French tax authorities are silent on this point (BOI-ENR-DMTOM-40-10-10-24/04/2024), ADSs should remain outside of the scope of the aforementioned 0.1% registration duties.

Real Estate Wealth Tax

Since January 1, 2018, the French wealth tax (impôt de solidarité sur la fortune) has been repealed and replaced by the French real estate wealth tax (impôt sur la fortune immobilière).

The scope of such new tax is narrowed to real estate assets (and certain assets deemed to be real estate assets) or rights, held directly or indirectly through one or more legal entities and whose net taxable assets amount at least to €1,300,000.

Broadly, subject to provisions of double tax treaties and to certain exceptions, individuals who are not residents of France for tax purposes within the meaning of Article 4 B of the FTC, are subject to real estate wealth tax (impôt sur la fortune immobilière) in France in respect of the portion of the value of their shares of our Company representing real estate assets (Article 965, 2° of the FTC). Some exceptions are provided by the FTC. For instance, any participations representing less than 10% of the share capital of an operating company and shares representing real estate for the professional use of the company considered shall not fall within the scope of the French real estate wealth tax (impôt sur la fortune immobilière). Under the Treaty (the provisions of which should be applicable to this new real estate wealth tax (impôt sur la fortune immobilière) in France), the French real estate wealth tax (impôt sur la fortune immobilière) will however generally not apply to securities held by an eligible U.S. Holder who is a U.S. resident, as defined pursuant to the provisions of the Treaty, provided that such (i) U.S. Holder (a) does not own directly or indirectly more than 25% of the issuer’s financial rights and (b) that the ADSs do not form part of the business property of a permanent establishment or fixed base in France and (ii) that the issuer’s assets do not consist in at least 50 percent of real property located in France, or that the issuer’s shares do not derive at least 50 percent of their value, directly or indirectly, from real property located in France.

U.S. Holders are advised to consult their own tax advisor regarding the specific tax consequences which may apply to their particular situation with respect to such French real estate wealth tax (impôt sur la fortune immobilière).

Taxation of Dividends

Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of currently (i) 25% for dividends paid to legal persons which are not French tax residents, and (ii) 12.8% for dividends paid to individuals who are not French tax residents. Dividends paid by a French corporation in a non-cooperative State or territory, as defined in Article 238-0 A of the FTC, other than those states or territories mentioned in 2° of 2 bis of the same Article 238-0 A will generally be subject to French withholding tax at a rate of 75%. However, eligible U.S. Holders entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 12.8%, 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).

Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. Holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and the beneficial owner of these dividends, and whose ownership of the ordinary shares (which may be in the form of ADSs) is not effectively connected with a permanent establishment or fixed base that such U.S. Holder has in France, is generally reduced to 15%, or to 5% if such U.S. Holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. Holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.

For U.S. Holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complicated, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. Holders are advised to consult their own tax advisers regarding their eligibility for Treaty benefits in light of their own particular circumstances.

Dividends paid to an eligible U.S. Holder may immediately be subject to the reduced rates of 5% or 15% provided that:

•

such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing the depositary with a treaty form (Form 5000) in accordance with French guidelines (BOI-INT-DG-20-20-20-20-12/09/2012); or

•

the depositary or other financial institution managing the securities account in the U.S. of such U.S. Holder provides the French paying agent with a document listing certain information about the U.S. Holder and its ordinary shares or ADSs and a certificate (BOI-LETTRE-000138-28/07/2014) whereby the financial institution managing the U.S. Holder’s securities account in the United States takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. Holder, if such U.S. Holder is a legal person, will be subject to French withholding tax at the rate of 25%, or 75% if paid in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, but other than those states or territories mentioned in 2° of 2 bis of the same Article 238-0 A), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with the treaty forms Form 5000 and Form 5001 before December 31 of the calendar year following the year during which the dividend is paid (due to recent case law regarding the statute of limitation for filing a withholding tax claim; U.S. holders are advised to consult their own tax advisors in this respect).

Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. Holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.

Since the withholding tax rate applicable under French domestic law to U.S. Holders who are individuals does not exceed the cap provided in the Treaty (i.e., 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.

Besides, please note that pursuant to Article 235 quater of the FTC (introduced by the French finance bill No. 2019-1479 for 2020) and under certain conditions (in particular reporting obligations), a corporate U.S. Holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime, and obtain a withholding tax refund. The tax deferral ends in respect of the first financial year during which this U.S. Holder is in a profit making position, as well as in the cases set out in Article 235 quater of the FTC. Finance Bill for 2022 extended the deadline to claim the refund (December 31 of the second year following the year of payment instead of three months after the end of the fiscal year following the payment of the income) and clarify the order in which the deferred taxes become due (the forfeiture of the deferral applies in priority to the oldest withholding taxes). Also, pursuant to newly introduced Article 235 quinquies of the FTC and under certain conditions, a corporate U.S. Holder may be entitled to a refund of a fraction of the withholding tax, up to the difference between the withholding tax paid (on a gross basis) and the withholding tax based on the dividend net of the expenses incurred for the acquisition and conservation directly related to the income, provided (i) that these expenses would have been tax deductible had the U.S. Holder been established in France, and (ii) that the tax rules in the United States do not allow the U.S. Holder to offset the withholding tax.

Tax on Sale or Other Disposition

As a matter of principle, under French tax law, and provided that Abivax SA is not a real estate company within the meaning of Article 244 bis A of the FTC, a U.S. Holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by Abivax SA of ADSs, provided that all of the following apply to such holder:

•	it is not a French tax resident for French tax purposes;

•

it has not held more than 25% of the rights to Abivax SA’s dividends, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives;

•

it has not transferred ADSs as part of a redemption by Abivax SA of shares represented by such ADSs, in which case the proceeds may under certain circumstances be partially or fully characterized as dividends under French domestic law and, as result, be subject to French dividend withholding tax; and

•

it is not resident, established, domiciled or incorporated in a non-cooperative State or territory (as defined in Article 238-0 A of the FTC, but other than those states or territories mentioned in 2° of 2 bis of the same Article 238-0 A of the FTC). The list of non-cooperative States or territories is published by decree and is in principal updated annually. This list was last updated on February 16, 2024, and currently includes Anguilla, Antigua and Barbuda, Bahamas, Belize, Fiji, Guam, Turks and Caicos Islands, US Virgin Islands, Palau, Panama, Russia, Samoa, American Samoa, Seychelles, Trinidad and Tobago and Vanuatu. States referred to in Article 238-0 A, 2 bis-2° of the FTC, and thus outside of the scope of Article 244 bis B of the FTC, are currently Antigua and Barbuda, Belize, Fiji, Guam, US Virgin Islands, Palau, Panama, Russia, Samoa, American Samoa and Trinidad and Tobago.

In general, under the Treaty, a U.S. Holder who is a U.S. resident for purposes of the Treaty will not be subject to French tax on any capital gain from the redemption (other than redemption proceeds characterized as dividends under French domestic tax law or administrative guidelines), sale or exchange of ADSs unless the ADSs form part of the business property of a permanent establishment or fixed base that the U.S. Holder has in France.

Special rules apply to U.S. Holders who are residents of more than one country.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of acquiring, owning and disposing of the ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that holds ADSs as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. In addition, it does not describe all of the tax considerations that may be relevant in light of a U.S. Holder’s particular circumstances, including U.S. federal estate and gift taxes, the Medicare contribution tax on net investment income, the alternative minimum tax provisions of the Code, the special tax accounting rules under Section 451(b) of the Code, any state, local, or non-U.S. tax considerations, and tax considerations applicable to U.S. Holders subject to special rules, including, without limitation:

•	certain financial institutions;

•	traders in securities who use a mark-to-market method of tax accounting;

•	dealers in securities or currencies;

•	persons holding ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the ADSs;

•	regulated investment companies;

•	insurance companies;

•	real estate investment trusts, grantor trusts or other trusts;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	expatriates of the United States;

•	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”;

•	entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

•	persons that received ADSs as compensation for the performance of services;

•	persons that own or are deemed to own ten percent or more of our shares (by vote or value); and

•	persons holding ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the ADSs, the U.S. federal income tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding the ADSs and partners in such partnerships are encouraged to consult their own tax advisers as to the particular U.S. federal income tax consequences of acquiring, owning, and disposing of the ADSs.

This description is based on the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. No rulings have been sought from the U.S. Internal Revenue Service, or the IRS, regarding the matters discussed herein and there can be no assurance that the IRS will not take a contrary position concerning the tax consequences of the acquisition, ownership and disposition of the ADSs or that such a position would not be sustained. U.S. Holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning, and disposing of the ADSs in their particular circumstances.

As used for purposes of this section “—Material U.S. Federal Income Tax Considerations for U.S. Holders”, “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of the ADSs that is an initial purchaser of the ADSs pursuant to the global offering and is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate whose income is eligible for inclusion in gross income for U.S. federal income tax purposes, regardless of its source; or

•

a trust, if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons (as such term is defined under the Code) have authority to control all substantial decisions of the trust, or (B) the trust has a valid election in place under applicable U.S. Treasury regulations to treat the trust as a United States person (as such term is defined under the Code).

The discussion below assumes that the representations contained in the depositary agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with its terms. For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying ordinary shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ADSs for ordinary shares will generally not be subject to U.S. federal income tax.

U.S. Holders are encouraged to consult their own tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of the ADSs in their particular circumstances.

Taxation of Distributions

Subject to the passive foreign investment company, or PFIC, rules described below, distributions paid on the ADSs, other than certain pro rata distributions of the ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We do not maintain calculations of our earnings and profits under U.S. federal income tax principles, and so we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid by a “qualified foreign corporation” are eligible for taxation at a preferential capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC (or treated as a PFIC with respect to the U.S. Holder) for the taxable year in which the dividend is paid or the preceding taxable year (see discussion below under “Passive Foreign Investment Company Rules”), we will not be treated as a qualified foreign corporation, and therefore the preferential capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the preferential tax rate on dividends with regard to its particular circumstances.

A non-U.S. corporation (other than a corporation classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation if: (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States, which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision, and which includes an exchange of information provision; or (ii) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of France for the purposes of, and are eligible for the benefits of, the income tax treaty between France and the United States, which the IRS has determined is satisfactory for purposes of the qualified dividend rules, and that it includes an exchange of information provision, although there can be no assurance in this regard. Further, our ADSs will generally be considered to be readily tradable on an established securities market in the United States, including the Nasdaq Global Market. Therefore, subject to the discussion below under “Passive Foreign Investment Company Rules,” if the income tax treaty between France and the United States is applicable, or if the ADSs are readily tradable on an established securities market in the United States, dividends paid on the ADSs will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including conditions relating to the holding period and the absence of certain risk reduction transactions.

A U.S. Holder must include the gross amount of a dividend without reduction for amounts withheld by us in respect of French income taxes (see “Material United States Federal Income and French Tax Considerations—Certain French Considerations”), even though the U.S. Holder did not in fact receive the amount associated with the withheld French tax. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends generally will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt (or deemed receipt) of the dividend. The amount of any distribution of property other than cash (excluding certain pro rata distributions of ordinary shares or ADSs or rights to acquire ordinary shares or ADSs) will be the fair market value of such property on the date of the distribution. The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, French income taxes withheld from dividends on the ADSs at a rate not exceeding the rate provided by the income tax treaty between France and the United States generally will be creditable against the U.S. Holder’s U.S. federal income tax liability. Dividend distributions with respect to the ADSs generally will be treated as ‘‘passive category’’ income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any French income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of the ADSs

A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of the ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. Holder’s tax basis for those ADSs. Subject to the PFIC rules described below, this gain or loss generally will be a capital gain or loss. The adjusted tax basis in an ADS generally will be equal to the cost of such ADS. Capital gain from the sale, exchange or other taxable disposition of ADSs of a non-corporate U.S. Holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. Holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

For a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the ADSs that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer who does not make such an election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. Holder realizes will be U.S. source ordinary income or loss.

Passive Foreign Investment Company Rules

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain “look-through” rules with respect to subsidiaries, either (i) 75% or more of our gross income consists of “passive income,” or (ii) 50% or more of the average quarterly value of our assets (generally determined on the basis of a weighted quarterly average) consist of assets that produce, or are held for the production of, “passive income.” Passive income generally includes dividends, interest, and gains from the sale or exchange of investment property and rents or royalties other than rents or royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Passive assets include, among others, cash and assets readily convertible into cash, while our goodwill and other unbooked intangibles associated with active business activities may generally be treated as non-passive assets. In addition, for purposes of the above calculations, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the equity interests of another corporation is treated as if it held its proportionate share of the assets of the other corporation, and received directly its proportionate share of the income of the other corporation. If a corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

Based on our analysis of our financial statements, activities and relevant market and shareholder data, we do not believe that we were a PFIC for the taxable year ended December 31, 2023. The determination of whether we are a PFIC is a fact intensive determination made on an annual basis and the applicable law is subject to varying interpretation. Whether we are a PFIC for any taxable year will depend on the composition of our income and the composition, nature and value of our assets from time to time (including the value or our goodwill, which may be determined by reference to the value of our ADSs, which could fluctuate considerably). We currently do not generate product revenues and therefore we may be a PFIC for any taxable year in which we do not generate sufficient amounts of non-passive income to offset our passive income. As a result, there can be no assurance that we will not be treated as a PFIC for the current or any future taxable year and our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS, will agree with our conclusion and that the IRS would not successfully challenge our position. If we are a PFIC for any year during which a U.S. Holder holds the ADSs, unless certain elections have been made by the U.S. Holder, we generally will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the ADSs, even if we cease to meet the threshold requirements for PFIC status.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs, the U.S. Holder may be subject to adverse tax consequences, regardless of whether we remain a PFIC. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of the ADSs by the U.S. Holder would be allocated ratably over the U.S. Holder’s holding period for such ADSs. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable years would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be subject to an interest charge on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on its ADSs exceeds 125% of the average of the annual distributions on such ADSs received by the U.S. Holder during the (i) preceding three years or (ii) the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

Alternatively, if we are a PFIC and if the ADSs are “regularly traded” on a “qualified exchange,” a U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment described in the preceding paragraph. The ADSs would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange, including the Nasdaq Global Market, on at least 15 days during each calendar quarter. The ADSs are listed on the Nasdaq Global Market, and we expect, although no assurance can be given, that they will be regularly traded on the Nasdaq Global Market. U.S. Holders should consult with their own tax advisors regarding potential availability of the mark-to-market election.

If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC.

A timely election to treat a PFIC as a qualified electing fund under Section 1295 of the Code, or QEF Election, would result in alternative treatment. If a U.S. Holder makes a QEF Election for the first tax year of such U.S. Holder’s holding period in which we are classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described above. Instead, a U.S. Holder that makes a timely and effective QEF Election will currently include in gross income such U.S. Holder’s (a) pro rata share of our ordinary earnings as ordinary income and (b) pro rata share of our net capital gain as long-term capital gain, regardless of whether we have made any distributions of such earnings or gain. The U.S. Holder’s basis in its ADSs would be increased to reflect the amount of such income inclusions. Generally, for this purpose, “ordinary earnings” are the excess of our (a) “earnings and profits” over (b) net capital gain, and “net capital gain” is the excess of our (a) net long-term capital gain over (b) net short-term capital loss.

A U.S. Holder that has made such a timely and effective QEF Election generally may receive a distribution tax-free as a return of capital to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and such distribution will reduce such U.S. holder’s adjusted tax basis in our ADSs to reflect the amount allowed as a tax free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election would generally recognize capital gain or loss on the sale, exchange or other taxable disposition of its ADSs.

However, a U.S. Holder will only be able to make a QEF Election if we provide such U.S. Holder with certain tax information annually, and we may determine not to provide such information. Furthermore, if the IRS determines that we were a PFIC for a year with respect to which we had determined that we were not (or believed we were not) a PFIC, it might be too late for a U.S. Holder to make a timely QEF Election, unless the U.S. Holder qualifies under the applicable Treasury Regulations to make a retroactive (late) election. U.S. Holders should consult their own tax advisors regarding the making of any such QEF Election.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns ADSs during any year in which we are a PFIC, the holder generally must file an IRS Form 8621, or such other form as is required by the U.S. Treasury Department, generally with the holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisers regarding whether we are or may become a PFIC and the potential application of the PFIC rules.

Information Reporting and Backup Withholding

Payments of distributions and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals may be required to report information relating to their ownership of an interest in certain foreign financial assets, including stock of a non-U.S. person, generally on Form 8938, subject to exceptions (including an exception for stock held through a U.S. financial institution). In addition, certain U.S. Holders may be required to file a FinCEN Form 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Treasury Department each year to report their interest in the ADSs. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs.

The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of the ADSs. You should consult your tax advisor concerning the tax consequences of your particular situation.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement with Piper Sandler, under which we may offer and sell ADSs from time to time through Piper Sandler acting as agent, each ADS representing one ordinary share, and representing, together with all the other ordinary shares which have been admitted to trading on Euronext Paris without a French listing prospectus, over a rolling period of 12 months, less than 20% of the total number of the Company’s securities admitted to trading on Euronext Paris. Upon entry into force on December 4, 2024 of the Regulation (EU) No 2024/2809 of the European Parliament and of the Council of October 23, 2024 amending Regulations (EU) 2017/1129, (EU) No 596/2014 and (EU) No 600/2014 to make public capital markets in the Union more attractive for companies and to facilitate access to capital for small and medium-sized enterprises and subject to the terms of such regulation, the above mentioned 20% cap shall be increased to 30%. Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Pursuant to this prospectus supplement, we may offer and sell ADS having an aggregate offering price of up to $150.0 million.

Under the authority granted by our shareholders, pursuant to the 20th resolution adopted by the annual general meeting held on May 30, 2024, the ADSs offered hereby can only be offered to the following categories of investors: (i) to French or foreign individuals or legal entities, including companies, trusts or investment funds or other investment vehicles of any kind, investing on a regular basis, or having invested more than €1.0 million during the 24 months preceding the considered capital increase, (a) in the pharmaceutical sector; and/or (b) in growth stocks listed on a regulated market or a multilateral negotiation system (type Euronext Growth) considered as “micro, small and medium-sized enterprises” in the meaning of annex I to the Regulation (CE) no. 651/2014 of the European Commission of June 17, 2014; and/or (ii) to one or more strategic partners of the Company, located in France or abroad, who has (have) entered into or will enter into one or more partnership agreements (such as development, co-development, distribution and manufacturing agreements) or commercial agreements with the Company (or a subsidiary) and/or companies they control, that control them or are controlled by the same person(s), directly or indirectly, within the meaning of Article L. 233-3 of the French Commercial Code. In order to purchase ADSs in this offering, you will be required to execute and provide to Piper Sandler an investor letter representing that you satisfy the foregoing investor criteria.

Each time we wish to issue and sell our ADSs under the Equity Distribution Agreement, we will notify Piper Sandler of the number of ADSs to be issued, any time period over which such sales are requested to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Piper Sandler, unless Piper Sandler declines to accept the terms of such notice, Piper Sandler has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to arrange on our behalf for the sale of all such ADSs requested to be sold by us on the specified terms.

The obligations of Piper Sandler under the Equity Distribution Agreement to sell our ADSs are subject to a number of conditions that we must meet, including the determination of our board of directors, or of our Chief Executive Officer, acting under the sub-delegation granted to it by the Board, to issue the shares underlying the ADSs to be sold under the Equity Distribution Agreement.

We expect to deliver ordinary shares to Piper Sandler for settlement on the second trading day following the date on which the sale of the ADSs was made. However, the purchaser of any ADSs in the offering may agree for settlement to occur on an alternative settlement cycle, as permitted under Rule 15c6-1 promulgated under the Exchange Act.

Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Piper Sandler may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Piper Sandler a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Piper Sandler for the fees and disbursements of its counsel, in an amount not to exceed (i) $135,000 in connection with the execution of the Equity Distribution Agreement and filing of the registration statement and prospectus supplement relating to the Equity Distribution Agreement and (ii) $28,500 per quarter in connection with the transactions contemplated hereunder. In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Piper Sandler under the terms of the Equity Distribution Agreement, will be approximately $0.3 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such ADSs.

Piper Sandler will provide written confirmation to us before the open of trading on the regulated market of Euronext in Paris on the day following each day in which ADSs are sold through it as sales agent under the Equity Distribution Agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the volume-weighted average price of the ADSs sold, the proceeds to us and copies of such documents as required by French law and the limits and other conditions set forth in our corporate authorizations.

We will report at least quarterly the number of ADSs sold through Piper Sandler under the Equity Distribution Agreement, the net proceeds to us and the compensation paid by us to Piper Sandler in connection with the sales of ADSs.

In connection with the sale of our ADSs on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler will be deemed to be underwriting commissions. We have agreed to indemnify Piper Sandler against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Piper Sandler may be required to make in respect of such liabilities.

The offering of our ADSs pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the Equity Distribution Agreement and (ii) the termination of the Equity Distribution Agreement as permitted therein. We and Piper Sandler may each terminate the Equity Distribution Agreement at any time upon specified prior notice.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part.

Piper Sandler and its affiliates have provided, and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. In the course of its business, Piper Sandler may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Piper Sandler may at any time hold long or short positions in such securities.

This prospectus supplement in electronic format may be made available on a website maintained by Piper Sandler, and Piper Sandler may distribute this prospectus supplement electronically.

The address of Piper Sandler is 800 Nicollet Mall, Minneapolis, MN 55402.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 and in our Reports on Form 6-K incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2023.

ENFORCEMENT OF JUDGMENTS

We are a société anonyme, organized under the laws of France. The majority of our directors and officers are residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States.

Accordingly, U.S. investors may find it difficult and may be unable:

•	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and

•

to enforce against us or our officers or directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

In addition, actions in the United States under U.S. federal securities laws could be affected under certain circumstances by French Law No. 68-678 of July 26, 1968, as amended by French Law No. 80-538 of July 16, 1980 and French Ordinance No. 2000-916 of September 19, 2000 (relating to the communication of documents and information of an economic, commercial, industrial, financial or technical nature to foreign authorities or persons), which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if: (i) that judgment does not contravene international public order and public policy of France, both pertaining to the merits and to the standards of due process; and (ii) the dispute is clearly connected to the territory of the court which rendered the judgement, and French courts did not have exclusive jurisdiction on the matter. The French court would also require that the U.S. judgment is not tainted with fraud and is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court which has become effective in France in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages. Therefore, there is some uncertainty as to whether a foreign judgement awarding punitive and exemplary damages well above actual damages would be granted enforcement in France.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

LEGAL MATTERS

The validity of our ordinary shares, including ordinary shares represented by the ADSs, and certain other matters governed by French law will be passed on for us by Dechert (Paris) LLP, Paris, France. Cooley LLP, New York, New York, will be representing us in regards to certain matters governed by U.S. law in connection with this offering. French and U.S. legal counsel to the sales agent in connection with this offering are Gide Loyrette Nouel A.A.R.P.I. and Latham & Watkins LLP, respectively.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit (PCAOB ID: 1347), an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine, France.

EXPENSES

The following table sets forth the expenses (other than commissions or agency fees, expense reimbursement and other items constituting the sales agent’s compensation, if any) estimated to be incurred by us in connection with the issuance and distribution of up to an aggregate of $150.0 million of our ADSs. See the section titled “Plan of Distribution” for additional information regarding the compensation to be paid to the sales agent.

EXPENSES	AMOUNT
Legal fees and expenses	$250,000
Accounting fees and expenses	84,664
Transfer agent and registrar	5,000
Miscellaneous fees and expenses	10,000

Total	$349,664

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and the members of our board of directors and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.

We maintain a website at www.abivax.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-41842.

The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 5, 2024;

•

our Reports on Form 6-K filed or furnished with the SEC on June 4, 2024, July 16, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes therein), August  6, 2024, September 9, 2024 (only Exhibit 99.2 but excluding the statutory auditors’ review report on the half-yearly financial information on page F-42 and any reference thereto included therein), September  25, 2024, October  3, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes therein), October 3, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes therein) and November 14, 2024; and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 18, 2023, as updated by the description of our securities filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2021 filed with the SEC on April 5, 2024, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement, unless and to the extent it is expressly incorporated by reference into this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Abivax SA

7-11 boulevard Haussmann

75009 Paris

France

+33 (0) 1 53 83 09 63

Up to $150,000,000

American Depositary Shares representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Piper Sandler

    , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under French law, provisions of by-laws that limit the liability of directors are prohibited. However, French law allows société anonyme to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

We maintain liability insurance for directors and officers, including insurance against liability under the Securities Act of 1933, as amended, and we have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements will provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

In any underwriting agreement we enter into in connection with the sale of ordinary shares, ADSs or warrants being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors and officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 9.	Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

1.1*	Form of Underwriting Agreement.

1.2	Equity Distribution Agreement, dated as of November 19, 2024, by and between the registrant and Piper Sandler & Co.	X

3.1	By-laws (statuts) of the registrant (English translation).	X

4.1	Form of Deposit Agreement.		F-6 (Exhibit (a))	October 3, 2023	333-274845

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).		F-6 (Exhibit (a))	October 3, 2023	333-274845

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.3*	Form of Warrant.

5.1	Opinion of Dechert (Paris) LLP	X

23.1	Consent of PricewaterhouseCoopers Audit	X

23.2	Consent of Dechert (Paris) LLP (included in Exhibit 5.1).	X

24.1	Powers of Attorney (included on the signature page of this registration statement).	X

107	Calculation of Filing Fee Tables.	X

*

To be subsequently filed, if applicable, by an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report on Form 6-K, and incorporated herein by reference.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended , or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on November 19, 2024.

Abivax SA

By:	/s/ Marc de Garidel
Name:	Marc de Garidel
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned directors, officers and/or authorized representative of Abivax SA, hereby severally constitute and appoint Marc de Garidel and Didier Blondel, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as members of the board of directors to enable Abivax SA to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Marc de Garidel Marc de Garidel	Chief Executive Officer (Principal Executive Officer)	November 19, 2024

/s/ Didier Blondel Didier Blondel	Chief Financial Officer and Board Secretary (Principal Financial Officer and Principal Accounting Officer)	November 19, 2024

/s/ Sylvie Grégoire Sylvie Grégoire	Chair of the Board	November 19, 2024

/s/ Corinna zur Bonsen-Thomas Corinna zur Bonsen-Thomas	Director	November 19, 2024

/s/ Philippe Pouletty Truffle Capital, represented by Philippe Pouletty	Director	November 19, 2024

Name	Title	Date

/s/ June Lee June Lee	Director	November 19, 2024

/s/ Kinam Hong Sofinnova Partners, represented by Kinam Hong	Director	November 19, 2024

/s/ Troy Ignelzi Troy Ignelzi	Director	November 19, 2024

/s/ Camilla Soenderby Camilla Soenderby	Director	November 19, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Abivax SA, has signed this registration statement on November 19, 2024.

/s/ Marc de Garidel
Name: Marc de Garidel